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As filed with the Securities and Exchange Commission on February 20, 2014.

Registration No. 333-194034

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RUBICON MINERALS CORPORATION
(Exact name of Registrant as specified in its charter)

British Columbia (Province or other Jurisdiction of Incorporation or Organization)	1000 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if applicable)

1540-800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6, (604) 623-3333
(Address and telephone number of Registrant's principal executive offices)

DL Services Inc., 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104, (206) 903-8800
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Glenn Kumoi Rubicon Minerals Corporation 1540-800 West Pender Street Vancouver, BC V6C 2V6 (604) 623-3333	Randal R. Jones Dorsey & Whitney LLP Columbia Center 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800	David R. Reid Davis LLP 2800 Park Place 666 Burrard Street Vancouver, BC V6C 2Z7 (604) 643-6428	Riccardo A. Leofanti Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750 Toronto, ON M5K 1J5 (416) 777-4700	Chad Accursi Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza 40 King Street West Toronto, ON M5H 3C2 (416) 860-2937

         Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

British Columbia, Canada
(Principal jurisdiction regulating this offering)

         It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
	1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2014

PROSPECTUS

RUBICON MINERALS CORPORATION

Cdn$100,130,000

64,600,000 Units

          Rubicon Minerals Corporation ("Rubicon" or the "Company") is offering (the "Offering") 64,600,000 units (the "Units"), with each Unit consisting of one common share (an "Offered Share") and one-half of one common share purchase warrant (each whole common share purchase warrant, a "Warrant"), at a price (the "Offering Price") of Cdn$1.55 per Unit. Each whole Warrant will entitle the holder to acquire, subject to adjustment in certain circumstances, one common share in the capital of the Company (a "Warrant Share") at a price of Cdn$2.00 per Warrant Share for a period of 12 months following the Closing Date (as hereinafter defined).

          The outstanding common shares of the Company (the "Common Shares") are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "RMX" and on the NYSE MKT (the "NYSE MKT") under the symbol "RBY". The closing price of the Common Shares on the TSX and the NYSE MKT on February 19, 2014, the last trading day prior to the date of this short form prospectus, was Cdn$1.82 and US$1.66, respectively. Rubicon has applied to list the Offered Shares and the Warrant Shares on the TSX and NYSE MKT. Listing will be subject to Rubicon fulfilling all the listing requirements of the TSX and NYSE MKT.

Investing in the Units involves significant risks.
See "Risk Factors" beginning on page 17 of this short form prospectus.

	Per Offered Unit		Total
Public Offering Price	Cdn$	1.550	Cdn$	100,130,000
Underwriters' Fee	Cdn$	0.0775	Cdn$	5,006,500
Net Proceeds to the Company (Before Expenses)	Cdn$	1.4725	Cdn$	95,123,500

          Pursuant to an underwriting agreement (the "Underwriting Agreement") dated as of February 20, 2014 between Rubicon and TD Securities Inc. and BMO Nesbitt Burns Inc. (together, the "Co-Lead Underwriters") together with National Bank Financial Inc., Scotia Capital Inc., Mackie Research Capital Corporation, Canaccord Genuity Corp. and Desjardins Securities Inc. (collectively, the "Underwriters"), the Company has granted the Underwriters an option (the "Over-Allotment Option") to purchase up to an additional 15% of the Units sold pursuant to the Offering, being 9,690,000 Units (the "Additional Units"), on the same terms as set out above, which is exercisable in whole or in part for a period of 30 days from (and including) the Closing Date to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercisable by the Underwriters: (i) to acquire Additional Units at the Offering Price; or (ii) to acquire additional Offered Shares (the "Additional Offered Shares") at a price of Cdn$1.49 per Additional Offered Share; or (iii) to acquire additional Warrants (the "Additional Warrants") at a price of Cdn$0.12 per Additional Warrant; or (iv) to acquire any combination of Additional Units, Additional Offered Shares and/or Additional Warrants, so long as the aggregate number of Additional Offered Shares and Additional Warrants which may be issued under the Over-Allotment Option does not exceed 9,690,000 Additional Offered Shares and 4,845,000 Additional Warrants. Unless the context otherwise requires, references to "Units", "Offered Shares", "Warrants" and "Warrant Shares" herein includes all securities issuable on exercise of the Over-Allotment Option, and references to "Common Shares" means all of the common shares of Rubicon.

          This Offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

          Prospective investors should be aware that the acquisition of offered securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be fully described herein.

          The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that some of its officers and directors are residents of Canada, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

          Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the offered securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Delivery of the Units through the facilities of CDS Clearing and Depository Services Inc. ("CDS") or its nominee is expected to take place on or about March 12, 2014, or such other date as the Company and the Underwriters may agree (the "Closing Date"), but in any event not later than 42 days from the date of a final receipt for the Canadian short form prospectus.

          Financial information in this short form prospectus, including trading prices, is, unless otherwise indicated, presented in Canadian dollars. On February 19, 2014, the closing exchange rate for Canadian dollars, as quoted by the Bank of Canada was US$1.00 = Cdn$1.1082, or Cdn$1.00 = US$0.9024.

Joint Book-Running Managers

TD Securities Inc.	BMO Capital Markets

NBF Securities (USA) Corp.	Scotia Capital Inc.	Mackie Research Capital Corporation	Canaccord Genuity Corp.	Desjardins Capital Markets

The date of this Prospectus is February            , 2014.

 FORWARD-LOOKING STATEMENTS

        This short form prospectus and the documents incorporated by reference herein contain "forward-looking statements" and "forward-looking information", as applicable, within the meaning of securities legislation, including the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. These forward-looking statements are made as of the date of this short form prospectus or, in the case of documents incorporated by reference herein, as of the date of such documents. Other than as specifically required by applicable securities laws, the Company does not intend, and does not assume any obligation, to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or results or otherwise.

        Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made and represent management's best judgment based on facts and assumptions that management considers reasonable. The material assumptions upon which such forward-looking statements are based include, among others: that the demand for gold and base metal deposits will develop as anticipated; that the price of gold will remain at levels that will render the Phoenix Gold Project (as hereinafter defined) economic; that the Company will receive the US$75 million deposit under the Streaming Agreement (as hereinafter defined); that the Company will meet its gold delivery obligations under the Streaming Agreement; that operating and capital plans will not be disrupted by issues such as mechanical failure, unavailability of parts and supplies, labour disturbances, disturbances by Aboriginal communities, interruption in transportation or utilities, or adverse weather conditions; that the Company will meet its estimated timeline for the development of the Phoenix Gold Project; that the Company will continue to have the ability to attract and retain skilled staff; that the mineral resource estimate as disclosed in the Technical Report (as hereinafter defined) will be realized; that the Company will be able to obtain additional financing for its development, construction and other needs; and that there are no material unanticipated variations in the cost of energy or supplies, or in the pre-production capital and operating cost estimate as disclosed in the Technical Report. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions.

        Capital expenditures and time required to develop new mines are considerable and changes in cost or construction schedules can significantly increase both the time and capital required to build and complete a development project. Additional capital costs may need to be incurred in respect of the Phoenix Gold Project.

        The Technical Report is preliminary in nature as it includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the Technical Report will be realized. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues. The quantity and grade of reported inferred resources referred to in the Technical Report are uncertain in nature and there has been insufficient exploration to define these inferred resources as an indicated or measured mineral resource category.

        There is no certainty that a potential mine will be realized. A mine production decision that is made without a bankable feasibility study carries additional potential risks which include, but are not limited to, the inclusion of inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Mine design and mining schedules, metallurgical flow sheets and process plant designs may require additional detailed work to ensure satisfactory operational conditions.

        Forward-looking statements include, but are not limited to statements regarding the use of proceeds, the Company's expectations regarding receipt of the US$75 million deposit under the Streaming Agreement and its ability to meet its gold delivery obligations thereunder, the Company's plans in respect of the development of the Phoenix Gold Property (as hereinafter defined), costs and timing of the development of new deposits, success of exploration and development activities, permitting timelines, currency fluctuations, requirements for additional capital, government regulation of exploration operations, environmental risks, unanticipated reclamation expenses and title disputes or claims. In certain cases, forward-looking statements can be identified

v

by the use of words such as "seeks", "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "targeting", "estimates", "forecasts", "look forward", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "should", "might" or "will be taken", "occur" or "be achieved".

        Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others: future prices of gold and other metals; possible variations in mineralization, grade or recovery rates; actual results of current exploration activities; actual results of reclamation activities; conclusions of future economic evaluations and studies; changes in new mineral resource models and revised geological interpretations; changes in project parameters as plans continue to be refined; failure of equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays and other risks related to joint venture operations; timing and receipt of regulatory approvals of operations; the ability of the Company and other relevant parties to satisfy regulatory requirements; the availability of financing for proposed transactions and programs on reasonable terms; the ability of third-party service providers to deliver services on reasonable terms and in a timely manner; and delays in the completion of development or construction activities due to poor ground conditions or other factors. Other factors that could cause the actual results to differ include market prices, results of exploration, availability of capital and financing on acceptable terms, inability to obtain required regulatory approvals, unanticipated difficulties or costs in any rehabilitation which may be necessary, market conditions and general business, economic, competitive, political and social conditions, as well as those factors discussed in the section titled "Risk Factors" in this short form prospectus and in the AIF (as hereinafter defined).

        Although management of the Company has attempted to identify important factors (which it believes are reasonable) that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

        This short form prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. The definitions of "proven mineral reserves" and "probable mineral reserves" used in National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101") differ from the definitions in the U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "Final" or "Bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

        This short form prospectus, including the documents incorporated by reference herein, uses the terms "measured", "indicated" and "inferred" mineral resources. The terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into mineral reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies or an economic assessment other than a preliminary economic assessment. United States investors are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted into mineral reserves. United States investors are also cautioned not to assume that all or any part of an inferred mineral resource exists, or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the

SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures.

 AVAILABLE INFORMATION

        The Company files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces of Canada. These reports and information are available to the public free of charge on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

        The Company's consolidated financial statements for the financial year ended December 31, 2012 that are incorporated by reference into this short form prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board ("IFRS").

        The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States and Canadian securities regulators, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, the Company is not required to publish financial statements as frequently or as promptly as United States companies. Reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC in the public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

ELIGIBILITY FOR INVESTMENT

        In the opinion of Davis LLP, counsel to the Company, and Cassels Brock & Blackwell LLP, counsel to the Underwriters, provided that the Offered Shares, the Warrants and the Warrant Shares are listed on a "designated stock exchange", as defined in the Income Tax Act (Canada) (the Tax Act") (which currently includes the TSX), the Offered Shares, the Warrants and the Warrant Shares, if issued on the date hereof, will be qualified investments under the Tax Act for trusts governed by a registered retirement savings plan ("RRSP"), a registered retirement income fund ("RRIF"), a deferred profit sharing plan, a registered education savings plan, a registered disability savings plan and a tax-free savings account ("TFSA").

        Notwithstanding the foregoing, if the Offered Shares, the Warrants and the Warrant Shares are a "prohibited investment" for a particular TFSA, RRSP or RRIF for purposes of the Tax Act, the holder of the TFSA or annuitant of the RRSP or RRIF, as the case may be, will be subject to a penalty tax under the Tax Act. The Offered Shares, Warrants and Warrant Shares generally will not be a prohibited investment for these purposes provided that the holder of the TFSA or the annuitant of the RRSP or RRIF, as applicable, (i) deals at arm's length with the Company for purposes of the Tax Act, and (ii) does not have a "significant interest" (as defined in the Tax Act for the purposes of the prohibited investment rules) in the Company. In addition, the Offered Shares and Warrant Shares generally will not be a prohibited investment if the Offered Shares and Warrant Shares are "excluded property" (as defined in the Tax Act for purposes of the prohibited investment rules) for trusts governed by a TFSA, RRSP or RRIF. Prospective purchasers who intend to hold Offered Shares, Warrants or Warrant Shares in a TFSA, RRSP or RRIF are urged to consult their own tax advisors.

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President, General Counsel and Corporate Secretary of the Company at Suite 1540 — 800 West Pender Street, Vancouver, BC, V6C 2V6, telephone (604) 623-3333, fax (604) 623-3355, and are also available electronically at www.sedar.com. The filings of the Company through SEDAR are not incorporated by reference in this short form prospectus except as specifically set out herein.

        The following documents, filed by the Company with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this short form prospectus:

  (a)
  the technical report titled, "Preliminary Economic Assessment for the F2 Gold System, Phoenix Gold Project, Red Lake, Ontario" prepared by SRK Consulting (Canada) Inc. ("SRK"), dated effective June 25, 2013 and filed on August 9, 2013 (the "Technical Report");

  (b)
  the audited consolidated financial statements, the notes thereto and the auditors report thereon as at and for the fiscal years ended December 31, 2012 and December 31, 2011 (the "Annual Financial Statements"), together with Management's Discussion and Analysis ("MD&A") for such Annual Financial Statements for the fiscal year ended December 31, 2012, filed on March 15, 2013;

  (c)
  the unaudited interim consolidated financial statements as at and for the third quarters ended September 30, 2013 and September 30, 2012, and the notes thereto (the "Interim Financial Statements"), together with MD&A for such Interim Financial Statements, filed on November 11, 2013;

  (d)
  the annual information form for the fiscal year ended December 31, 2012, dated March 12, 2013 ("AIF") and filed on March 15, 2013, excluding the sections titled "Documents Incorporated by Reference" and "Material Mineral Project" therein;

  (e)
  the management information circular dated May 13, 2013 prepared in connection with the annual general meeting of Rubicon's shareholders held on June 26, 2013, filed on May 21, 2013;

  (f)
  the material change report dated and filed on January 9, 2013 with respect to the announcement of the appointment of Daniel Labine as the new Vice President of Operations of the Company, and the hiring of Allan Candelario as Director of Investor Relations of the Company;

  (g)
  the material change report dated and filed on January 31, 2013 with respect to an update on the construction and development of the Company's Phoenix Gold Project situated in Red Lake, Ontario (the "Phoenix Gold Project");

  (h)
  the material change report dated and filed on July 2, 2013 with respect to the announcement of the positive results and highlights from a new preliminary economic assessment and updated mineral resource estimate for the F2 Gold System, which comprises part of the Company's flagship Phoenix Gold Project, and the proposed filing of a technical report for the new preliminary economic assessment and updated mineral resource estimate;

  (i)
  the material change report dated and filed on October 3, 2013 with respect to the appointment of Nick Nikolakakis to the position of Vice President and Chief Financial Officer of the Company; and

  (j)
  the material change report dated and filed on February 14, 2014 with respect to the announcement of the entering into by the Company of a US$75.0 million gold streaming agreement with RGLD Gold AG, a wholly-owned subsidiary of Royal Gold Inc.

        Any document of the type referred to above or as set forth in Section 11.1 of Form 44-101F1 of National Instrument 44-101 of the Canadian Securities Administrators (excluding confidential material change reports) filed by the Company with the securities commissions or similar regulatory authorities in Canada after the date of this short form prospectus and prior to the termination of the distribution shall be deemed to be incorporated by reference in this short form prospectus. In addition, any document filed by the Company with, or furnished by the Company to, the SEC pursuant to the Exchange Act subsequent to the date of this short form prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference into this short form prospectus and the registration statement of which this short form prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent expressly provided in such report).

        Any statement contained in this short form prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this short form prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this short form prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

 ADDITIONAL INFORMATION

        A registration statement on Form F-10 has been filed by the Company with the SEC in respect of the distribution of the Units. The registration statement, of which this short form prospectus constitutes a part, contains additional information not included in this short form prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC. Information omitted from this short form prospectus but contained in the registration statement is available on the SEC's website under the Company's profile at www.sec.gov. You should refer to the registration statement and the exhibits for further information.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this short form prospectus forms a part: (a) the documents referred to under the heading "Documents Incorporated by Reference"; (b) consents of each of the following: PricewaterhouseCoopers LLP; De Visser Gray LLP; Davis LLP; Cassels Brock & Blackwell LLP; SRK Consulting (Canada) LLP ("SRK"); Terry Bursey, P. Geo.; Matthew Wunder, P. Geo.; Michael Lalonde, P. Eng.; Daniel Labine, P. Eng.; Mark Ross, B.Sc., P. Geo.; and Pierre Roy, P. Eng.; (c) the Underwriting Agreement; and (d) powers of attorney from certain of the Company's directors and officers (included on the signature pages of the registration statement).

ENFORCEABILITY OF CIVIL LIABILITIES

        The Company is a corporation governed by the Business Corporations Act (British Columbia). All of the Company's officers and directors, and some or all of the Underwriters and experts named in this short form prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a significant portion of the Company's assets, are located outside the United States. As a result, it may be difficult for investors in the United States to effect service of process within the United States upon the Company or such directors, officers, Underwriters and experts who are not residents of the United States or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the United States. The Company has filed with the SEC an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company has appointed DL Services Inc., located at Columbia Center, 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104-7043, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Company in a United States court arising out of, related to or concerning the Offering.

 THE COMPANY

Organization of Company

        The Company was incorporated on March 4, 1996 under the Company Act (British Columbia) and was transitioned on June 23, 2005 under the Business Corporations Act (British Columbia) (the "BCBCA"). The shareholders of the Company also passed special resolutions to remove the pre-existing company provisions, to alter the Company's authorized share structure to an unlimited number of Common Shares, and to adopt new Articles on June 23, 2005. The Company's fiscal year end is December 31.

        The Common Shares trade on the TSX under the symbol "RMX", and in the United States on the NYSE MKT under the symbol "RBY".

        The registered office of the Company is located at 2800 Park Place, 666 Burrard Street, Vancouver, BC, V6C 2Z7, and its head office is located at Suite 1540 – 800 West Pender Street, Vancouver, BC, V6C 2V6.

Subsidiaries

        The Company has six wholly owned subsidiaries. 0691403 B.C. Ltd. was incorporated under the BCBCA on March 31, 2004 and holds the Company's interest in certain surface patents on the Phoenix Gold property in Red Lake, Ontario (the "Phoenix Gold Property"). This is the only material subsidiary of the Company.

        1304850 Ontario Inc. was incorporated under the Business Corporations Act (Ontario) (the "OBCA") on September 14, 1998 and holds certain mineral properties that were acquired pursuant to the English Royalty Division agreement entered into in March, 2003 (see the section titled "Other Projects — English Royalty Division" in the AIF). Rubicon Minerals Nevada Inc. was incorporated under the BCBCA on May 1, 2007 and holds a 100% interest in Rubicon Nevada Corp., which was incorporated under the laws of the State of Nevada, on May 14, 2007 and holds all of the Company's Nevada properties. Rubicon Alaska Holdings Inc. was incorporated under the OBCA on January 12, 2006 and holds beneficial title to all of the Company's Alaskan properties and Rubicon Alaska Corp., which was incorporated under the laws of the State of Alaska on December 19, 2006, holds legal title to all of the Company's Alaskan properties.

SUMMARY DESCRIPTION OF THE BUSINESS

        The Company is a mineral exploration company engaged in the acquisition, exploration, and development of gold and base-metal exploration properties both through Company-funded and partner-funded exploration. The Company is also involved in investment in other mineral exploration and resource companies. The financial success of the Company is dependent upon its ability to discover economically exploitable mineralization.

        The Company controls over 65,000 acres of exploration ground in the Red Lake gold camp, in the province of Ontario. At present, the Company's main focus is on exploration of its 100% owned Phoenix Gold Property. See "Phoenix Gold Property". The Company has also acquired land packages in Alaska and Nevada, United States; however, at present, the Company is not dependent to any material extent on foreign operations. The Company does not have any assets or mineral properties that are in production or that contain a mineral resource or mineral reserve in the United States.

        As of September 30, 2013, the Company had incurred approximately $289 million in exploration and development expenditures on the Phoenix Gold Property.

RECENT DEVELOPMENTS

        Effective January 1, 2013, Michael Lalonde was appointed the President and Chief Executive Officer of Rubicon. On January 7, 2013, the Company announced certain additional changes to its management team. Dan Labine was appointed Rubicon's Vice President of Operations and Allan Candelario was hired as Director of Investor Relations.

        On January 28, 2013, the Company provided an update on the construction and development of the Phoenix Gold Project, which included an update on the process and timing for the updated mineral resource.

        In March 2013, Rubicon and the Province of Ontario both consented to the request of Wabauskang First Nation ("WFN") to postpone their application for judicial review of the Company's production closure plan, pending a decision of the Ontario Court of Appeal in Keewatin v. Minister of Natural Resources ("Keewatin"). The Company received notification later in March, that the Ontario Court of Appeal had overturned the decision of the Ontario Superior Court in Keewatin, affirming Rubicon's position that the application filed by WFN for judicial review of the Company's production closure plan, was without merit. A three day hearing has been scheduled with the Ontario Divisional Court to hear the application for judicial review in mid-April, 2014.

        On April 8, 2013, Rubicon announced that a new mineral resource model being developed by SRK for the F2 Gold System, will be based on a revised geological interpretation of gold mineralization trends on the Phoenix Gold Project.

        On June 25, 2013, the Company announced positive results and highlights from a new preliminary economic assessment and updated mineral resource estimate completed by SRK for the F2 Gold System, and the proposed filing of a technical report documenting the new preliminary economic assessment and updated mineral resource estimate in accordance with the requirements of NI 43-101.

        On August 9, 2013, the Company announced the filing of the Technical Report.

        On October 1, 2013, the Company announced the appointment of Nick Nikolakakis to the position of Vice President and Chief Financial Officer of Rubicon, effective October 7, 2013.

        On February 11, 2014, the Company announced that it had entered into a US$75 million gold streaming agreement (the "Streaming Agreement") with RGLD Gold AG, a wholly-owned subsidiary of Royal Gold Inc. ("Royal Gold"). Pursuant to the terms of the Streaming Agreement, among other things (i) Royal Gold will provide Rubicon with a deposit of US$75 million to be used entirely towards the construction of the Phoenix Gold Project, (ii) Rubicon agrees to deliver 6.30% of the projected annual gold production from the Phoenix Gold Project until 135,000 ounces have been delivered, and 3.15% thereafter, and (iii) Royal Gold's cash purchase price per ounce will be 25% of the spot price at the time of delivery. The deposit will be paid over five installments between the signing of the Streaming Agreement and September 15, 2014. Payment of the deposit is subject to the terms and conditions of the Streaming Agreement, including the receipt of committed financing sufficient to complete the Phoenix Gold Project. The Company granted Royal Gold a security interest in the assets of the Phoenix Gold Project to secure the deposit.

        Also on February 11, 2014, the Company provided an update on the development of the Phoenix Gold Project, which included details of the construction and financing milestones achieved to-date.

        Further information on the Company and its projects is included in the AIF. Readers are encouraged to thoroughly review the AIF as it contains important information concerning the Company.

PHOENIX GOLD PROPERTY

        The following is the extracted summary section from the Technical Report prepared by Sébastien Bernier, P. Geo., Glen Cole, P. Geo., Dan Hewitt, P. Eng., Stephen Taylor, P. Eng., and Pierre Roy, P. Eng., each of whom is a "qualified person" and "independent", as such terms are defined in NI 43-101, and is subject to any updated information contained elsewhere in this short form prospectus. The Technical Report is incorporated by reference herein and for full technical details, reference should be made to the complete text of the Technical Report.

        The following summary does not purport to be a complete summary of the Phoenix Gold Property and is subject to all the assumptions, qualifications and procedures set out in the Technical Report and is qualified in its entirety with reference to the full text of the Technical Report. Readers should read this summary in conjunction with the Technical Report. See also "Cautionary Note to United States Investors".

Introduction

        The Phoenix gold project is a development mining project located in the gold mining district of Red Lake, Ontario, Canada. It is located approximately 265 kilometres (km) northeast of Winnipeg, Manitoba. Rubicon Minerals Corporation (Rubicon) wholly owns 100 percent (%) of the Phoenix gold project subject to a 2% net smelter return (NSR) royalty on the majority of the water portions of the property. Rubicon has the option to acquire a 0.5% interest in the NSR for US$675,000 at any time, in which case the NSR would be reduced to 1.5%.

        This technical report documents a preliminary economic assessment prepared by SRK Consulting (Canada) Inc. (SRK) for the Phoenix gold project. The report also documents a Mineral Resource Statement prepared for the project. This technical report was prepared following the guidelines of the Canadian Securities Administrators' National Instrument 43-101 and Form 43-101F1 and supersedes all prior technical reports prepared for the Phoenix gold project.

        The preliminary economic assessment reported herein is a collaborative effort between Rubicon and SRK personnel. SRK was responsible for most of aspects of the study. Soutex Inc. (Soutex) was responsible for the mineral processing aspect of the study.

        The projected mining method, potential production profile and plan, and mine plan referred to in this preliminary economic assessment are conceptual in nature and additional technical studies will need to be completed in order to fully assess their viability. There is no certainty that a potential mine will be realized or that a production decision will be made. A mine production decision that is made without a feasibility study carries additional potential risks, which include, but are not limited to, the inclusion of Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Mine design and mining schedules, metallurgical flow sheets and process plant designs may require additional detailed work and economic analysis and internal studies to ensure satisfactory operational conditions and allow decisions regarding future targeted production.

Property Description and Location

        The Phoenix gold project is located in the southwestern part of Bateman Township within the Red Lake mining district of northwestern Ontario, Canada. The total area of the mineral tenure is 510.4 hectares. The Phoenix gold project is centred on the historical McFinley shaft (now called the Phoenix shaft). The Phoenix gold project consists of 31 contiguous KRL or K numbered blocks.

        The project site is accessible via an eight-kilometre gravel road accessed from the community of Cochenour, part of the Municipality of Red Lake. Located on East Bay of Red Lake, the project is also easily accessible by water.

        [For the purpose of further explanation, the Technical Report further discloses that: 'The topography within much of the project is mildly rugged. The elevation is commonly less than 15 metres (m) above the level of Red Lake. The topography is dominated by glacially scoured southwest trending ridges, typically covered with jack pine and mature poplar trees. Swamps, marshes, small streams, and small- to moderate-sized lakes are common. Rock exposure varies locally, but rarely exceeds 15 percent and is mostly restricted to shoreline exposures. Glacial overburden depth is generally shallow, rarely exceeding 10 m, and primarily consists of ablation till, minor basal till, minor outwash sand and gravel, and silty-clay glaciolacustrine sediments. Vegetation consists of thick boreal forest composed of black spruce, jack pine, trembling aspen, and white birch.']

History

        The exploration and mining history of the Red Lake mining district dates back to 1925, when significant gold was first discovered by prospector L. B. Howey. The Phoenix gold property (previously known as the McFinley property) was initially staked and owned by McCallum Red Lake Mines Ltd. in 1922. After a series of ownership changes, Rubicon optioned the property from Dominion Goldfields Corporation in two agreements in 2002. The surface rights of the Patented Claims are now owned by 0691403 B.C. Ltd., a wholly owned subsidiary of Rubicon.

Geological Setting and Mineralization

        The Phoenix gold project is located in the Uchi Subprovince of the Superior Province of the Canadian Precambrian Shield. Within the Uchi Subprovince, the Red Lake Greenstone Belt is host to one of Canada's preeminent gold producing districts with more than 26 million ounces of gold produced since the 1930s.

        The tholeiitic and komatiitic metabasalts of the Balmer Assemblage, dated approximately between 3,000 and 2,988 million years before present (Ma), are the oldest volcanic rocks in the greenstone belt and host the major lode gold deposits in the Red Lake district. The lower and middle portions of the Balmer Assemblage are the host rocks for the major gold deposits of the Red Lake camp. The Phoenix gold project is underlain by the Balmer Assemblage, which is comprised of three sequences dominated by tholeiitic mafic volcanic rock, separated by distinct marker horizons of felsic and ultramafic volcanic rocks.

        A strong north-northeast-trending structural fabric through the area is considered part of the East Bay Deformation Zone (EBDZ), which dominates the geology of the Phoenix gold project. The EBDZ is manifested by a well-developed, northeast-striking penetrative foliation (S1), which displays progressively steeper dips eastwards as the boundary with the adjacent F2 dominated domain is approached (eastern flank of the EBDZ). The property is interpreted to largely represent limb domains parallel to F1 structures. In the area of the existing mine shaft, the F1 foliation and the geological sequence dip approximately 50 degrees to the northwest whereas towards the southeast, in the area of the F2 gold system, which occupies the core of the EBDZ, the foliation dips are subvertical to steep northwest.

        Three-dimensional lithological and structural modelling was completed by SRK to enable the recognition of faults and potential controlling structures on gold mineralization in the core zone of the F2 gold system.

        Gold mineralization in the F2 gold system itself is characterized by vein and sulphide replacement styles that are preferentially hosted along the boundaries of two main rock types — HiTi basalts (high iron tholeiites) and felsic intrusive rocks (bounding units) — with additional mineralization associated with crosscutting structures. Gold, however, is distributed through all of the adjacent rock types, with the majority contained within the HiTi basalt.

        In the F2 gold system, intense potassic alteration (biotite) is accompanied by variable amounts of carbonate, silica alteration, and quartz-carbonate veining. The amount of alteration throughout the F2 gold system is indicative of a robust hydrothermal system likely related to the observed gold mineralization. Gold mineralization domains were modelled in Leapfrog and GoCad software based on gold grade, structural trends, and lithological contacts. The main domains of the F2 gold system consist of 18 lower grade domains and 31 high-grade domains. The hanging wall domains consist of seven lower grade domains.

Exploration and Drilling

        Since acquiring the Phoenix gold project in 2002, Rubicon has conducted an extensive exploration program, which includes geological mapping, re-logging of selected historic boreholes, digital compilation of available historical data, ground and airborne magnetic surveys, mechanical trenching, channel sampling, bathymetric survey, airborne high resolution resistivity and induced polarization (DCIP), Titan 24 geophysical survey, petrographic study, topographic survey, data modelling and processing, along with numerous drilling programs.

        Since 2002 and up to November 1, 2012, Rubicon has completed 428,710 metres (m) of core drilling (229,164 m of surface drilling and 199,145 m of underground drilling) on the Phoenix gold project. During this period, 355,611 m were drilled on the F2 gold system.

        In the opinion of SRK, the sampling procedures used by Rubicon are consistent with generally accepted industry best practices and the resultant drilling pattern is sufficiently dense to interpret the geometry and the boundaries of the gold mineralization with confidence. All drilling sampling was conducted by appropriately qualified personnel under the direct supervision of appropriately qualified geologists. Rubicon has postponed planned exploration to focus on the shaft construction.

        [For the purpose of further explanation, the Technical Report further discloses that: 'All proposed land and ice borehole collars were surveyed with a handheld global positioning system (GPS) instrument with an accuracy of ±3 m. Two foresight pickets were also surveyed and drills were set up under the direct supervision of a Rubicon geologist or geological technician. Collars for barge boreholes were also surveyed with a handheld GPS instrument and then marked with a buoy; the same foresight procedure was carried out. Changes in actual borehole location from planned locations, due to local ice conditions or other technical reasons were noted with the true easting and northing coordinates. Final collar locations are surveyed with a differential GPS unit

(sub-metre accuracy) and recorded in the database. All surveys currently use the mine grid, which lies at an orientation of +45o to the UTM grid.

        Casing for boreholes collared on land were left in place, plugged, cemented, and covered with aluminum caps with the borehole number etched or stamped into the cap. Boreholes that were drilled from the ice or barge were plugged with a Van Ruth plug at 30 m down the borehole from the base of the casing, and then cemented to the top of the borehole. All casing was removed from these boreholes. Since January 2012, all boreholes drilled from the ice or barges are cemented from the bottom of the hole to the base of the casing.

        A Reflex or Ranger electronic single shot survey instrument was used to take down-hole surveys recording azimuth, inclination, magnetic tool face angle, gravity roll angle, magnetic field strength, and temperature at 60-metre intervals.']

Sample Preparation, Analyses and Security

        All analytical or testing laboratories used are independent of Rubicon. Various analytical laboratories have been used by Rubicon over time. Samples collected before 2008 were sent to either the ALS Minerals (ALS) preparation lab in Thunder Bay, Ontario, or its analytical lab in Vancouver, British Columbia, or to Accurassay Laboratories (Accurassay), Thunder Bay, Ontario. Since January 2008, assays have been conducted by SGS Mineral Services (SGS) in Red Lake, Ontario. Umpire check assays have been completed on 5% of these assays since January 2010 and were analyzed by ALS.

        Prior to 2009, gold was analyzed using the fire assay process (with an atomic absorption or ICP finish) on a 30-gram subsample. If the sample contained greater than 10 grams per tonne (gpt) gold, it was sent for a gravimetric finish. Starting in October 2009, the assay subsample size was increased to 50 grams. Since 2009, core samples were also assayed for a suite of 50 trace elements using a multi-acid digestion followed by inductively coupled plasma atomic emission spectroscopy.

        The analytical quality control program developed by Rubicon is appropriate for this exploration project and was overseen by appropriately qualified geologists. In the opinion of SRK, the exploration data from the Phoenix project were acquired using sample preparation, sample analyses, and security measures that are consistent with generally accepted industry best practices and are, therefore, adequate for resource delineation. After review, SRK considers that the sampling approach used by Rubicon did not introduce a sampling bias.

Data Verifications

        Rubicon's exploration work was conducted under a quality management system involving all stages of exploration, from drilling to data management. All field data were recorded digitally using standardized templates that ensure all relevant information was captured. Borehole data are reviewed by ioGlobal Pty Ltd. for quality assurance and quality control. Various levels of descriptive input were recorded, with appropriate validation procedures in place.

        In accordance with National Instrument 43-101 guidelines, SRK visited the Phoenix gold project on various occasions between October 2011 and April 2013. At the time of the visits, underground drilling activities were ongoing on the project. The purpose of the site visits was to ascertain the geological setting of the project, witness the extent of exploration work carried out on the property, and assess logistical aspects, and other constraints relating to conducting mining activities in this area. SRK reviewed the exploration database and validation procedures, reviewed exploration procedures, defined geological modelling procedures, examined drill core, and interviewed project personnel.

        Assay results for sample blanks and certified reference materials collected by Rubicon were summarized by SRK on time series plots to highlight the performance of the control samples. Paired data (field duplicates and umpire check assays) were analyzed using bias charts, quantile-quantile, and relative precision plots.

        In the opinion of SRK, the results of the analytical quality control data received from SGS from 2008 to 2012 are sufficiently reliable for the purpose of resource estimation. Exploration data from before 2008 was not used for mineral resource estimation purposes.

Mineral Resource Estimates

        The Mineral Resource Statement presented herein was prepared for the F2 gold system, Phoenix property in accordance with the Canadian Securities Administrators' National Instrument 43-101.

        The Mineral Resource Statement includes Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the Inferred mineral resources will be converted to the Measured and Indicated categories, or that the Measured and Indicated mineral resources will be converted to the Proven or Probable mineral reserves. Mineral resources that are not mineral reserves have not demonstrated economic viability; the estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

        The mineral resource model prepared by SRK considers 820 core boreholes drilled by Rubicon during the period of 2008 to 2012. The current drilling information is sufficiently reliable to interpret with confidence the boundaries of the gold mineralization and the assaying data is sufficiently reliable to support mineral resource estimation.

        The gold mineralization wireframes were developed by SRK in collaboration with Rubicon based on sectional interpretations of geology provided by Rubicon, a three-dimensional lithological model prepared by SRK, and wireframes provided by Rubicon. Resource domains were defined using a 0.5 gpt gold threshold. Within the gold mineralization domains, narrower, high-grade subdomains were defined using a 3.0 gpt gold threshold. SRK defined 56 gold mineralization domains (31 high-grade and 25 lower grade domains) that were used to constrain mineral resource modelling. These 56 domains were combined into three groups based on their spatial orientation: Main, Main 45, and Hanging Wall (HW). The gold mineralization located outside the modelled domains was also evaluated unconstrained.

        The mineral resources were modelled using a geostatistical block modelling approach constrained by the 56 gold mineralization domains. Four rotated subcell block models were generated with block sizes and orientation specific to the mineralization domain grouping. SRK chose a primary 2.5 by 5 by 10 m dimension for the Main and Main 45 domains, a 10 by 20 by 20 m dimension for the HW domain and a 5 by 10 by 20 m dimension for the External domain.

        Gold and assay data were composited to a 1.0 m length and extracted for geostatistical analysis and variography. The impact of gold outliers was examined on composited data using log probability plots and cumulative statistics. SRK evaluated the spatial distributions of the gold mineralization using variograms and correlograms of original capped composited data as well as the normal score transform of the capped composited data. The block model was populated with a gold grade using ordinary kriging. Three estimation runs were used, each considering increasing search neighbourhoods and less restrictive search criteria. The first estimation pass considered search neighbourhoods adjusted to 80% of the modelled variogram ranges. A uniform specific gravity of 2.87 was applied to the lower grade domains and a value of 2.96 was assigned to the high-grade domains to convert volumes into tonnages.

        SRK considers that blocks of the Main zone estimated during the first estimation pass can be classified in the Indicated category within the meaning of the CIM Definition Standards for Mineral Resources and Mineral Reserves (November 2010). SRK considers that for those blocks of the Main zone the level of confidence is sufficient to allow the appropriate application of technical and economic parameters to support mine planning and to allow the evaluation of the economic viability of the deposit. Conversely, all other modelled blocks were classified in the Inferred category as the confidence in the estimates is insufficient to allow for the meaningful application of technical and economic parameters or to enable an evaluation of economic viability.

        SRK considers that the gold mineralization at the Phoenix gold project is amenable to underground extraction. SRK considers that it is appropriate to report the Phoenix gold project mineral resources at a cut-off grade of 4.0 gpt gold.

        Mineral resources were estimated in conformity with generally accepted CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines. The mineral resources may be affected by further infill and exploration drilling that may result in increases or decreases in subsequent resource estimates. The Mineral Resource Statement for the Phoenix gold project is presented in Table i.

        There is an opportunity to expand the currently reported mineral resources in areas adjacent to mineral resource blocks where, although boreholes are present with elevated gold grades, borehole density is insufficient to satisfy the applied mineral resource criteria. Targeting these areas for follow-up drilling may have a high probability of increasing the mineral resources.

Table i: Mineral Resource Statement*, Phoenix Gold Project, Ontario,
SRK Consulting (Canada) Inc., June 24, 2013

Domain	Resource Category	Quantity	Grade	Contained Gold
		(000't)	Au (gpt)	(000'oz)
Main#	Measured	—	—	—
	Indicated	4,120	8.52	1,129
	Measured + Indicated	4,120	8.52	1,129
	Inferred	6,027	9.49	1,839

HW	Measured	—	—	—
	Indicated	—	—	—
	Measured + Indicated	—	—	—
	Inferred	151	5.21	25

External	Measured	—	—	—
	Indicated	—	—	—
	Measured + Indicated	—	—	—
	Inferred	1,274	8.66	355

Combined	Measured	—	—	—
	Indicated	4,120	8.52	1,129
	Measured + Indicated	4,120	8.52	1,129
	Inferred	7,452	9.26	2,219

*
Mineral resources are not mineral reserves and do not have a demonstrated economic viability. All figures have been rounded to reflect the relative accuracy of the estimates. Reported at a cut-off grade of 4.0 gpt gold and assuming an underground extraction scenario, a gold price of US$1,500 per ounce, and metallurgical recovery of 92.5%.

#
The Main domain includes the Main 45 domain.

Mineral Reserve Estimates

        There are no mineral reserves at the Phoenix gold project.

Conceptual Mining Methods

        The projected mining method, potential production profile and plan, and mine plan are conceptual in nature and additional technical studies will need to be completed in order to fully assess their viability. There is no certainty that a potential mine will be realized or that a production decision will be made. A mine production decision that is made without a feasibility study carries additional potential risks, which include, but are not limited to, the inclusion of Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Mine design and mining schedules, metallurgical flow sheets, and process plant designs may require additional detailed work and economic analysis and internal studies to ensure satisfactory operational conditions and decisions regarding future targeted production.

        To the extent that the use of the term "ore" occurs in this technical report, its use is intended solely to differentiate between mineralized material (including dilution) above an economic cut-off grade and waste rock; there is no inference of mineral reserves.

        Access for exploration to the F2 gold system was from the existing Phoenix shaft and levels. Levels are currently established at the 122 m, 183 m, 244 m, 305 m, 488 m, and 610 m horizons. The 244 level is currently advanced to within 50 m of the deposit. Mining on the 305 level includes drift access into the deposit where two approximately 1,000-tonne bulk samples were excavated. Additional access from the shaft to the deposit is required on all levels for mining.

        A conceptual mining plan was developed by SRK to assess the feasibility of profitably extracting gold from the deposit. The plan envisages the development of an underground trackless longhole open stoping and cut and fill stoping operation with main track haulage on the 610 and 1285 levels. The maximum planned production rate is 2,250 tonnes per day (tpd) to be processed in a 2,500 tpd capacity mill.

        A geotechnical assessment conducted by SRK included review of available data and previous studies, underground mapping on the 305 level, diamond drill core logging, and assessment of drill core photographs. It was estimated that 15% external dilution could be achieved with hanging wall cable bolting of the stopes.

        Considering the steep dip of the deposit and the estimated rock mass strength, SRK determined that longhole (LH) mining with paste backfill was suitable for areas of the deposit with regular geometry while areas with irregular shape should be mined by cut and fill (CAF). The proportion of each method will be 90% LH and 10% CAF based on tonnage. The stoping outlines were based on mineral resources above a cut-off grade of 5 gpt gold and include an average inherent internal dilution of 26% from within the resource envelopes. Mining is estimated to economically extract 78% (by ounces) of the target mineral resources above a cut-off grade of 5 gpt gold. The potential mineable mineralization shown in Table ii is based on an average external dilution of 15% grading 0.68 gpt gold, and a 95% mining recovery.

Table ii: Conceptual Production Tonnage and Grade by Level*

	Total All Zones				Estimated Material Extracted			Potential Milled Tonnes***
				Total (%)**							Recovered Ounces#
Level	Grade	Tonnes	Ounces		Grade	Tonnes	Ounces	Grade	Tonnes	Ounces
Crown Pillar
	0%
122
183	10.57	325,415	110,593	80%	11.57	236,700	88,037	10.15	258,492	84,370	78,042
244	7.71	325,528	80,702	80%	7.88	253,916	64,339	6.94	277,292	61,911	57,267
305	8.46	414,308	112,742	73%	8.11	315,915	82,405	7.15	344,999	79,265	73,321
366	7.66	358,204	88,260	78%	7.68	279,073	68,879	6.77	304,765	66,301	61,329
427	8.16	530,744	139,317	79%	7.95	428,279	109,453	7.00	467,708	105,310	97,412
488	8.83	714,515	202,954	78%	8.73	566,904	159,207	7.69	619,095	153,006	141,531
549	8.81	649,634	184,098	78%	9.06	491,001	143,042	7.97	536,205	137,414	127,108
610	9.56	347,658	106,847	78%	9.57	270,558	83,267	8.42	295,467	79,944	73,948
671	7.84	530,141	133,710	78%	7.71	422,314	104,695	6.80	461,194	100,771	93,213
732	6.84	580,997	127,791	78%	6.79	458,000	100,037	6.00	500,166	96,457	89,222
793	7.07	425,270	96,726	78%	7.14	327,894	75,286	6.30	358,081	72,539	67,099
854	7.88	425,855	107,875	78%	8.00	325,969	83,859	7.05	355,979	80,678	74,627
915	8.41	499,325	135,083	78%	8.63	378,079	104,919	7.60	412,887	100,846	93,283
976	8.79	822,014	232,335	77%	9.24	606,296	180,035	8.12	662,114	172,915	159,947
1037	8.45	926,755	251,837	77%	9.02	671,528	194,692	7.93	733,351	187,042	173,014
1098	7.83	700,994	176,357	78%	7.95	536,775	137,235	7.01	586,193	132,040	122,137
1159	8.57	557,198	153,540	78%	8.60	432,502	119,579	7.57	472,320	114,943	106,322
1220	8.01	270,158	69,553	78%	8.00	210,914	54,239	7.05	230,331	52,182	48,268
1281	7.18	199,509	46,069	78%	7.44	149,416	35,761	6.56	163,172	34,436	31,854
1342	14.47	391,426	182,145	78%	14.79	297,809	141,570	12.95	325,226	135,416	125,260
1403	16.60	613,621	327,549	78%	16.86	469,693	254,626	14.76	512,935	243,353	225,101
1464	11.62	228,707	85,457	78%	11.80	175,063	66,431	10.36	191,180	63,653	58,879
1525	7.62	51,761	12,675	78%	7.74	39,615	9,853	6.82	43,262	9,483	8,772
1586	6.21	22,252	4,445	79%	6.09	17,867	3,498	5.39	19,512	3,379	3,125

Total	9.03	10,911,990	3,168,662	78%	9.17	8,362,080	2,464,944	8.06	9,131,926	2,367,656	2,190,082

*
The conceptual production tonnage in this table is preliminary in nature and includes Inferred mineral resources that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the Inferred resources will be converted to the Measured and Indicated categories, or that the Indicated resources will be converted to the Proven and Probable mineral reserve categories and there is no certainty that this preliminary economic assessment will be realized. Mineral resources that are not mineral reserves do not have a demonstrated economic viability; the estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

**
Extraction ratio

***
Including 15% dilution @ 0.68 gpt gold and 95% mining recovery

#
Potentially recoverable ounces of gold at 92.5% recovery
Note: Grade is in grams of gold per tonne
Source: SRK

          The interval between the main levels is nominally 61 m. This was based on analysis by SRK that considered the trade-off between minimizing lateral development and controlling external dilution. The main levels and sublevels will be accessed by an internal ramp system.

          The variable shape of the mineralization requires a flexible mining plan that will provide access to four or five levels at any given time to achieve the peak production rate of 2,250 tpd. The average life-of-mine (LoM) production rate is 1,914 tpd. Four variations of the LH stoping method, as well as CAF mining, were adapted to the variable nature of the deposit to successfully achieve maximum recovery of the mineralization.

          The main ramp will provide access to sublevels located between the main levels to facilitate mining of certain stopes located in the central mine area. Sublevels are set nominally at 30-metre intervals for the larger transverse LH stopes, with sublevel spacing reducing as the mining width becomes narrower. All stopes less than 5.0 m in width will have 15-metre spaced captive sublevels accessed by Alimak raises. The captive sublevels can be vertically adjusted closer or further apart to best match the stope geometry to the shape of the mineralization.

          Five variations of mining methods were identified to manage the variation in stope widths and geometries:

  •
  Irregular shapes — conventional or mechanized CAF; this method comprises 10% of all stope tonnes;

  •
  1.8 m to 3.5 m wide — Alimak longhole at 60 m high by 15 m panels on strike;

  •
  3.5 m to 5.0 m wide — Alimak longhole at 30 m high by 15 m panels on strike;

  •
  5.0 m to 10.0 m wide — longitudinal retreat longhole mining on 30-metre sublevels; and

  •
  10.0+ m wide — transverse longhole on 30-metre sublevels; this variation comprises 57% of all LH tonnes.

        The mill feed associated with each stoping variation is presented in Table iii. The resulting weighted average stope width for all mining method variations is 7.8 m. The width of the deposit is variable and exceeds 30 m in some areas.

        For stopes less than 5.0 m wide, an Alimak raise will be driven between 60-metre spaced levels. At 15-metre vertical intervals, sublevels will be driven along strike to provide access for down-hole production drilling.

        Drill borehole diameter will range from 100 – 115 millimetres (4.0 – 4.5") for all stopes over 5.0 m wide and will be reduced to 54 millimetres (2 1/8") for LH stopes less than 5.0 m wide. All blasted stope material will be removed by load-haul-dump (LHD) units using remote control as required. Blasted stope material will be hauled on the lower main level by LHD or truck to a central raise system designed to handle broken rock.

Table iii: Mill Feed by Mining Method

	Mill Feed by Source				Mill Feed by Category
Source of Mill Feed	Tonnes	% of Stoping	% of Total	Category	% of Stoping	% of Total	Avg Width (m)
Cut&Fill Stopes	737,860	10%	8%	C&F	100%	81%	2.50
LH Stopes, 1.8m to 3.5m wide	994,095	13%	11%	LH greater than 1.8m wide	100%	73%	2.50
LH Stopes, 3.5m to 5.0m wide	568,614	8%	6%	LH greater than 3.5m wide	85%	62%	4.25
LH Stopes, 5.0m to 10.0m wide	1,322,022	18%	14%	LH greater than 5.0m wide	76%	56%	7.50
LH Stopes, +10.0m wide	3,756,007	51%	41%	LH greater than 10.0m wide	57%	41%	11.00

Total Stope Production, Tonnes	7,378,596	100%	81%				7.86

In-Stope Development	1,753,330		19%

Total Mill Feed, Tonnes	9,131,926		100%

        The stope boundaries will be determined by definition diamond drilling to decide the location of stope development drifts and raises. During development, drifts will be driven under survey control while the extent of mineralization will be further delineated by geological sampling. Stope outlines will be revised as required. The definition drilling will begin on a conservatively close pattern and be adjusted based on reconciliation of results from the in stope sampling.

        Stopes will be backfilled with development rock where practical and cemented paste backfill.

        Planned equipment sizes are limited by the shaft dimensions to 3.5-cubic-yards LHDs and 20-tonne trucks. This size equipment is available in battery powered models, which will be tested for short haulage distances on levels to reduce the ventilation requirements. Diesel equipment will be required for ramp development and longer haulage routes.

        One central rock pass will handle development rock. Three muck passes for handling mineralized rock will be located to equalize LHD haulage distances on a tonnage weighted basis. The passes reporting to the 305, 610 and 1285 levels will have chutes for loading into trains. The existing 3-tonne manual loading pocket below the 305 level is available to support development above the 305 level. A 10-tonne loading pocket below the 610 level will be installed as part of the shaft deepening with ore and waste passes driven to support production between the 610 and 122 levels.

        The existing hoist will be used to move employees and materials between the surface and underground levels as well as hoist mineralized production material and waste rock. Main levels access points from the shaft will be established on levels 122, 183, 244, 305, 488 and 610.

        The shaft is currently being deepened to the 610 level (710 level shaft bottom). A loading pocket will be installed at the 680 level to service the planned 10-tonne skips. Other surface facilities have been installed for administration, camp facilities, diamond drill core logging, warehousing, and storage. A security gate and perimeter fence control access to the site.

        The shaft will be extended later from the 710 level to the 1285 level (1400 m shaft bottom depth) to coincide with hoisting requirements for the development and production planned for proposed mining below the 610 level. Shaft deepening facilities, including a sinking winder on the 725 level below the existing shaft, will be accessed via a ramp. Levels will be established from the shaft on the 793, 976, 1098, and 1285-metre elevations. A 16-tonne loading pocket and crusher will be installed below the 1342 level, similar to the arrangement below the 610 level. The shaft extension will be directly in line with the existing shaft and the two shaft segments will be tied in when the deepening is completed. The hoisting facilities will be upgraded to enable skipping from the 1360 level loading pocket. Hoisting capacity from the 1360 level pocket with 16-tonne skips and hoisting upgrades is estimated at 3,000 tonnes in 10 hours. The estimated hoisting capacity from the 10-tonne loading pocket on the 680 level with the existing hoist is 3,000 tonnes in 12 hours.

        Mine ventilation will be a push-pull system with supply and return fans located on surface. Fresh air will be supplied by a single raise and return will be via two raises, one at each end of the mineralization. Airflow on the levels will be modulated with ventilation regulators at the return air raise connections.

        Fresh air will be supplied to the mine in two phases. The initial phase will provide 123 m3/sec (260,000 CFM) to the development and proposed production activities above the 366 level. Fresh air will be introduced on the 305 level and a fresh air transfer drift will be driven parallel to the shaft crosscut to deliver air to the new mine workings. An auxiliary system will provide fresh air from the 305 level to the 366 level. A single return air raise will be driven from the 305 level to the 122 level. The fresh air and return air raises will connect with the intermediate 244 and 183 levels. Mine air will be heated to +5°C with a 28 Mbtuh propane-fired heater. Return air will be via a connecting drift on the 122 level from the new mine workings to the old workings and a return air raise from the 122 level to surface.

        The final ventilation phase will provide 245 m3/sec (520,000 CFM) by doubling up on the supply fan, mine air heater, and return air system. The fresh air raise will extend to the 1342 level and two return air raises, one at either end of the mineralization, will extend from the 1464 and 1342 levels to connect with the 305 level. The initial return air system from the 305 level to surface will be duplicated at the opposite end of the mineralization. The supply air installation will include two mine air heaters rated at 28 Mbtuh each.

        Main dewatering stations will be established on the 610, 976 and 1285 levels to augment existing stations on the 122 and 305 levels. Water will be pumped to surface in stages from one station to the next. Level drainage will be handled by temporary sumps and pumps on the level as well as a system of drain holes directing the water to one of the main dewatering stations. Conditions are dry in areas developed to date and groundwater seepage is very low. However, in the event that water inflows occur in excess of pumping capacity, emergency water storage will be provided by installing a bulkhead, complete with valves, at the bottom of a mined out stope. Water discharged from the mine will report to the surface water handling system for recycling as process water or for treatment. The mine dewatering system will have a capacity of 3.0 m3/min (800 USgpm).

Metallurgical Testing and Recovery Methods

        Metallurgical testing was performed by Soutex in 2010 and 2011 as a basis for process design. The gold mineralization will be processed in a 1,250 tpd on-site mill. The design made allowance for upgrading the capacity to 2,500 tpd. The process consists of a single process line, starting with a semi-autogenous grinding (SAG) mill. The discharge from the SAG mill will be sent to the ball mill circuit arranged with hydrocyclones in closed circuit for classification. A gravity separation circuit is included in the closed circuit with hydrocyclones to partially recover and concentrate any gravity recoverable gold. The remaining gold will be extracted in a conventional carbon-in-leach (CIL) circuit.

        The loaded carbon will be washed with a hydrochloric acid solution to remove carbonates. Gold will then be removed from the loaded carbon by elution (stripping) followed by electrowinning. The electrowinning and the gravity circuit will both produce high-grade gold concentrates for smelting into doré in an electric induction furnace. The stripped carbon will be regenerated in a reactivation kiln before being reintroduced to the leaching process. Fine carbon will constantly be eliminated (and recovered) from the process to avoid gold loss, with fresh carbon being continuously added to the process.

        The cyanide contained in the tailings from the CIL circuit will be eliminated in a cyanide destruction tank with the SO2-air process. Once the cyanide is destroyed, the tailings will be sent to the tailings pond for disposal, or be directed to the paste backfill plant.

        At the paste backfill plant, which is integral to the mill, tailings will be thickened and filtered, and cement will be added to meet the strength requirements needed in mined out stopes. Paste backfill will be pumped underground to the stopes through a dedicated distribution system of pipes and boreholes.

        The remaining tailings will be thickened and pumped to the tailings management facility (TMF) near the mill and headframe. The tailings will be contained by a series of dams that will be raised periodically in stages as additional storage capacity is required.

        Development waste rock will be placed into mined out stopes as backfill to the extent possible. Rock that is hoisted will be tested for acid generation and metal leaching potential. Clean rock will be used as construction material at the site and on the access road while the rock that does not pass the test criteria will be utilized for TMF construction and/or will be placed on the downstream TMF embankment to supplement buttressing and armoring. Testing to date indicates that rock between the shaft and the F2 gold system is expected to be clean and material in the mineralized material zone could be either clean, or will need to be contained.

Project Infrastructure

        Project work is already in progress and as a result much of the requisite surface infrastructure is in place or under construction. The status of infrastructure currently on site includes:

  •
  Offices, dry, worker accommodations, and sewage systems;

  •
  7.5 MVA electrical substation;

  •
  A process and potable water supply;

  •
  Diesel fuel storage and dispensing facility;

  •
  Compressed air supply;

  •
  Mine ventilation system;

  •
  A 4.27-metre (14 ft) diameter double drum hoist and headframe;

  •
  Shaft deepening to the 710 level is in progress;

  •
  Underground services are being installed in the shaft to provide electrical power, communications, compressed air, and pipelines for mine water supply and mine dewatering;

  •
  A mill and Stage 1 TMF are under construction;

  •
  Water management and treatment systems; and

  •
  VOIP telephone system with fibre optic cable connection.

        Changes to the main infrastructure required to meet potential planned production levels are:

  •
  The dams in the TMF will be raised periodically to provide additional capacity for ongoing tailings deposition;

  •
  The site electrical substation has a continuous operating capacity of 7.5 MVA and the supply allotted to the Phoenix project by Hydro One is currently 5.3 MVA. Additional power will be required and Rubicon is currently in discussion with Hydro One in this regard;

  •
  The mill will be upgraded to process 2,500 tpd to meet conceptual mining schedule of 2,250 tpd; and

  •
  Compressed air supply will be increased to 15,920 m3/hr (9,370 CFM).

Market Studies and Contracts

        The gold produced is expected to be of a quality that can be sold directly to refiners at prevailing spot gold prices.

        Rubicon has successfully entered into contracts with suppliers under current market conditions. Similar contracts could be readily entered into as the project moves forward.

Environmental Studies, Permitting, and Social Impacts

        Permitting is in place for an average underground mine production of 1,250 tpd and the site has an approved closure plan. For the processing plant's maximum designed rate of 2,500 tpd, it will be necessary for Rubicon to amend select permits, including the closure plan.

        Rubicon commenced an advanced exploration phase at the Phoenix project in the first quarter of 2009. Development work at the site is currently ongoing and Rubicon is permitted for commercial production at an annual average rate of 1,250 tpd.

        The project site is situated on the McFinley Peninsula that is adjacent to a valued recreational lake. As such, emphasis for physical environmental sensitivities has been placed on potential off-site discharges of water, fugitive dust, and noise.

        The project's social aspects include consultation with Aboriginal communities under the guidance of government agencies. To supplement the guidance from the government agencies, Rubicon commissioned an independent traditional land use study that concluded the project site is within the traditional territory of Lac Seul First Nation (LSFN) and Wabauskang First Nation (WFN) (Forbes 2011).

        An archaeological study of the McFinley Peninsula was commissioned by Rubicon, comprising a desktop study as well as field work. The study did not identify any sites with a high potential to host a cultural heritage value site within the development footprint (Ross Associates 2010). Also, as the project involves the re-development of the existing footprint with only moderate expansion, the potential for impacts to cultural heritage values as a result of the re-development of the area is considered to be negligible. Accordingly, it has been deemed reasonable to solely engage LSFN, WFN, and the Métis Nation of Ontario (MNO) to further discuss and identify potential cultural heritage value sites within the development footprint that may warrant protection.

        Annual public information sessions have been held in the Red Lake community since 2008. No negative comments have been received to date during these sessions.

        Rubicon maintains an issues tracking matrix as part of its environmental management system (EMS) to effectively track and manage potential concerns as they arise.

        Rubicon has planned and intends to execute the project in a manner that is consistent with industry best practices and conducive to a walk-away closure. Details of decommissioning requirements during potential production and upon closure have been determined and form part of the closure plan. Chemical and physical stability requirements have been identified and will be satisfied and monitored in accordance with regulatory requirements and the Phoenix Project Closure Plan, which was filed by Ministry of Northern Development and Mines on December 2, 2011 in accordance with Section 141 of the Mining Act.

Capital and Operating Costs

        The estimated total capital cost for the project is C$650 million (M). C$224 M is to be expended on a go-forward basis during the pre-production period from Q3-2013 to Q2-2014 and C$426 M is sustaining capital in the potential production period from Q3-2014 to Q3-2027.

        The productive mine life is 13.25 years and the average operating cost, which includes operating development, is estimated at C$151 per tonne of resource material milled.

        The changing potential production profile presented a challenge for calculating representative operating costs. To compensate, operating costs were split into fixed and variable components. The fixed component remained unchanged with production rate where the variable component was prorated according to production rate.

Financial Analysis

        The Phoenix gold project's base case economics were evaluated on a post-tax cash flow basis. The indicative post-tax economic results include:

  •
  Cumulative cash flow of C$897 M;

  •
  Internal rate of return (IRR) of 27% calculated on a mid-period basis; and

  •
  Net present value (NPV) of C$531 M at a discount rate of 5% calculated on a mid-period basis.

        The project has a payback period of approximately 3.7 years for the base case from the start of commercial production in Q3-2014. The average operating cost per ounce of gold recovered is C$629 per ounce (/oz). Sustaining capital cost per tonne over the life of the mine is C$46.62 per tonne milled or C$194 per ounce of gold recovered.

        The metal price for the base case scenario was US$1,385 per ounce for gold as advised by Rubicon. The exchange rate (C$/US$) of 1.05 is consistent with both the consensus forecast and historical rates.

        Sensitivity of the base case post-tax NPV of C$531 M was calculated for gold price, gold grade, capital cost, operating cost and process recovery. Sensitivity analysis indicates that NPV is most sensitive, and almost equally sensitive, to changes in gold price and gold grade, which are both related to revenue.

        A 20% increase in gold price from C$1,385/oz to C$1,662/oz results in a 59% increase in post-tax NPV to C$845 M. This compares to a 20% decrease in gold price to C$1,108/oz which yields a 61% decrease in post-tax NPV to C$205 M.

        With respect to gold grade, a 20% increase to 9.68 gpt gold results in a 59% higher post-tax NPV of C$845 M while a 20% decrease to 6.45 gpt gold yields a 61% lower post-tax NPV of C$206 M.

        This preliminary economic assessment is preliminary in nature and includes Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the Inferred mineral resources will be converted to the Measured and Indicated categories, or that the Measured and Indicated mineral resources will be converted to the Proven or Probable mineral reserves and there is no certainty that this preliminary economic assessment will be realized. Mineral resources that are not mineral reserves have not demonstrated economic viability; the estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

        The projected mining method, potential production profile and plan, and mine plan are conceptual in nature and additional technical studies will need to be completed in order to fully assess their viability. There is no certainty that a potential mine will be realized or that a production decision will be made. A mine production decision that is made without a feasibility study carries additional potential risks, which include, but are not limited to, the inclusion of Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Mine design and mining schedules, metallurgical flow sheets, and process plant designs may require additional detailed work and economic analysis and internal studies to ensure satisfactory operational conditions and decisions regarding the future targeted production.

Adjacent Properties and Other Relevant Data and Information

        There are no adjacent properties that are considered relevant to this technical report. There is no other relevant data available about the Phoenix gold project.

Conclusions and Recommendations

        SRK reviewed and audited the exploration data available for the Phoenix gold project as well as the exploration methodologies adopted to generate this data. SRK is of the opinion that the exploration data are sufficiently reliable to interpret with confidence the boundaries of the gold mineralization and support evaluation and classification of mineral resources in accordance with generally accepted CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines and CIM Definition Standards for Mineral Resources and Mineral Reserves.

        This is a preliminary economic assessment and does not constitute, nor is it intended to be, a preliminary feasibility or feasibility study. This preliminary economic assessment is preliminary in nature and includes Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the Inferred mineral resources will be converted to the Measured and Indicated categories, or that the Measured and Indicated mineral resources will be converted to the Proven or Probable mineral reserves and there is no certainty that this preliminary economic assessment will be realized. Mineral resources that are not mineral reserves do not have demonstrated economic viability; the estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

        The projected mining method, potential production profile and plan and mine plan are conceptual in nature and additional technical studies will need to be completed in order to fully assess their viability. There is no certainty that a potential mine will be realized or that a production decision will be made. A mine production decision that is made without a feasibility study carries additional potential risks which include, but are not limited to, the inclusion of Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Mine design and mining schedules, metallurgical flow sheets and process plant designs may require additional detailed work and economic analysis and internal studies to ensure satisfactory operational conditions and decisions regarding future targeted production.

        The Mineral Resource Statement documented herein represents a significant change relative to the previous Mineral Resource Statement released in June 2011. It is significant to note the material increase in tonnages reported in 2013 at reduced grades compared to the tonnages reported in 2011. Reported tonnages and grades are the product of contrasting mineral resource estimation methodologies applied during the two studies. The additional infill drilling since 2011 contributed to the significant increase in the reported Indicated mineral resources in 2013.

        The results of this preliminary economic assessment support the continued advancement of the Phoenix gold project and work related to further technical studies. No production decision has been made at this time. Such a decision, if reached, will require such additional technical studies and ongoing evaluation by Rubicon of the construction and advancement of the Phoenix gold project and would not be based solely on the results of this report. Future work on the property should address key risks and opportunities that have been identified in this technical report. SRK recommends a work program that includes further exploration drilling, geotechnical studies, metallurgical testing, and other various studies aimed at completing the characterization of the project in preparation for further engineering studies.

Geology and Exploration

        Additional core drilling is required to achieve three objectives:

  •
  Infill the remnant gaps in the drilling data with the potential to increase the mineral resources and to potentially improve resource classification;

  •
  Step-out drilling to test to the lateral and depth extensions of the gold mineralization; and

  •
  In preparation for production, delineation drilling, in particularly the shallow levels, will be required for short term mine planning.

Mine Geotechnical and Hydrogeology

        The following testing and studies will provide information required for optimization of the potential mining plans and opportunities:

  •
  Additional geotechnical data is required to improve the mine design. Stopes may be more or less stable than currently estimated and external dilution may be highly variable as well as dilution grade;

  •
  In the event of water inflow from an ungrouted diamond drill borehole, provisions have been made for emergency water storage in a bulkhead mined out stopes until the borehole can be properly grouted. Mining near surface could weaken the crown pillar to the extent that mining induced cracks become water bearing. Currently, a 45 m crown pillar has been planned and other measures such as conventional grout curtains will mitigate this risk; and

  •
  The risk of uncontrolled stope failures due to unknown structural weaknesses in the rockmass cannot be predicted.

Mine Design and Planning

        A key to efficient mining is determining the outline of the gold mineralization prior to and during stope development and mining. This is necessary due to the variable shape of the deposit and the mineral concentration. The following recommendations are made to adapt to these conditions:

  •
  Develop procedures to obtain information about the shape and extent of mineralization as a basis for mine design and stoping;

  •
  Reconcile the block model with the data obtained as an aid to future mine planning;

  •
  Continue to refine mining methods and equipment selection to adapt to specific conditions of deposit shape and extent of mineralization; and

  •
  Revise the mining plan based on the revised mineral resource model(s) resulting from the proposed exploration drilling and resource modelling program.

        On a larger scale, it is recommended that investigations of supplements or alternatives to the Phoenix shaft be conducted. Trade-off studies could include a new shaft or ramp to alleviate congestion in the Phoenix shaft. Possible risks to successful operation include:

  •
  Attracting and retaining key technical staff who have the ability to work effectively with the complex nature of deposit;

  •
  Attracting, training, and retaining the required company workforce; and

  •
  Securing additional required project financing.

Mineral Processing

        Two recommendations relating to mineral processing risks have been identified:

  •
  Perform additional metallurgical testwork on drill core samples throughout the deposit to decrease the processing uncertainties and have a more accurate estimation of the range of possible gold recovery; and

  •
  Further testwork aimed at reducing cyanide concentration is recommended to keep ammonia within the regulated limit for discharge.

Infrastructure

        Recommendations for the surface facilities include:

  •
  Confirm the quantity requirements for the increased design processing rate of 2,500 tpd and ensure the site is permitted for a sufficient withdrawal from Red Lake; and

  •
  Maintain negotiations with Hydro One for an increase in electric power allotment that is required for the future operation of the mill and mine ventilation fans.

Environmental

        Environmental risk is low except in the area of Aboriginal relations where a lawsuit was brought against the project by the Wabauskang First Nation in 2012. Recommendations for environmental affairs are to:

  •
  Continue negotiations of a benefits agreement with Wabauskang First Nation;

  •
  Continue organizing and documenting Aboriginal and public consultations;

  •
  Continue to maintain the site environment, health and safety system in good order;

  •
  Continue to manage the project approvals and permits with special attention to amendments required for future operations; and

  •
  Maintain monitoring and mitigation plans for the recognized environmental sensitivities relating to water discharge, fugitive dust, and noise.

Costs and Economic Analysis

        The main results of this preliminary economic assessment are:

  •
  Mineral resource at 4 gpt gold cut-off grade: Indicated tonnage of 4.1 million (M) tonnes at 8.52 gpt gold containing 1.1 M ounces gold and Inferred tonnage of 7.5 M tonnes at 9.26 gpt gold containing 2.2 M ounces gold;

  •
  Mining method*: five longhole and cut and fill mining methods were successfully adapted to the variable shape and thickness of the deposit to achieve an average resource extraction of 78%;

  •
  External dilution: weighted average external dilution from all mining methods was estimated to be 15% grading 0.68 gpt gold;

  •
  Potential mineable mineralization at 5.0 gpt gold cut-off grade: 9.13 M tonnes at 8.06 gpt gold containing 2.37 M oz;

  •
  Recovered ounces: 2.19 M oz at 92.5 percent (%) processing recovery*;

  •
  Production: production period is 13.25 years from Q3-2014 to end of Q3-2027; production rate reaches to a maximum of 2,250 tpd during the years 2022 to 2025;

  •
  Recovered ounces of gold per year: average 165,300 oz/year;

  •
  Revenue after refining cost and royalty: C$3,127 M;

  •
  Operating cost: C$1,378 M total; average of C$151/t or C$629/oz gold;

  •
  Capital costs:

  •
  Total C$650 M; average of C$71.14/t or C$297/oz gold;

  •
  Pre-production C$224 M (including a 20% contingency)**; and

  •
  Post-production C$426 M; average of C$46.62/t or C$194/oz gold;

  •
  The indicative post-tax financial results for the Phoenix gold project are:

  •
  Cumulative cash flow of C$897 M;

  •
  NPV(5%)*** of C$531 M on a mid-period calculation basis;

  •
  IRR*** of 27%; and

  •
  3.7 years payback from start of commercial production starting Q3-2014.

*
The projected mining method, potential production profile and plan and mine plan are conceptual in nature and additional technical studies will need to be completed in order to fully assess their viability. There is no certainty that a potential mine will be realized or that a production decision will be made. A mine production decision that is made without a feasibility study carries additional potential risks, which include, but are not limited to, the inclusion of Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Mine design and mining schedules, metallurgical flow sheets, and process plant designs may require additional detailed work and economic analysis and internal studies to ensure satisfactory operational conditions and decisions regarding future targeted production.

**
As of May 31, 2013, Rubicon had working capital totalling C$118 million.

***
Based on a 30-day trailing spot gold price assumption of US$1,385 per ounce and a C$/US$ consensus exchange rate of 1.05:1.00 (Source: Bloomberg C$/US$ FX Forecast 2013 through 2017, as of June 18, 2013)."

RISK FACTORS

        An investment in the Units involves a high degree of risk and must be considered a highly speculative investment due to the nature of the Company's business and the present stage of exploration and development of its mineral properties. Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits, which, though present, are insufficient in quantity or quality to turn a profit from production.

        Prospective purchasers of the Units should carefully consider the risk factors described below, together with all of the other information included or incorporated by reference in this short form prospectus, before making an investment decision to purchase Units. The risks described below are not the only ones which may affect the Company. Specific reference is made to the section entitled "Risk Factors" in the AIF. See "Documents Incorporated by Reference." Without limiting the foregoing, the following risk factors should be given special consideration when evaluating an investment in the Company's securities. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also have a material adverse effect on the Company.

Risks Related to the Company

The Company's properties contain no known mineral reserves.

        All of the Company's properties are in the exploration stage, meaning that the Company has not determined whether such properties contain "mineral reserves". Only those mineral deposits that the Company can economically and legally extract or produce, based on a comprehensive evaluation of cost, grade, recovery and other factors, are considered mineral reserves. The resource estimates contained in the Technical Report are inferred and indicated resource estimates only and no assurance can be given that any particular level of recovery of gold or other minerals from mineralized material will in fact be realized or that an identified mineralized deposit will ever qualify as a commercially mineable (or viable) reserve. Further, the Technical Report is preliminary in nature, and actual capital costs, operating costs, production, economic returns and other estimates contained in studies or estimates prepared by or for the Company may differ from those described in the Technical Report, and there can be no assurance that actual costs will not be higher than anticipated. Substantial additional work, including mine design and mining schedules, metallurgical flow sheets and process plant designs, would be required in order to determine if any economic deposits exist on the Company's properties. Substantial expenditures would be required to establish mineral reserves through drilling and metallurgical and other testing techniques. The costs, timing and complexities of upgrading the mineralized material at the Phoenix Gold Project to proven or probable reserves may be greater than the Company anticipates and may not be undertaken prior to development, if at all. Failure to discover economically recoverable reserves on a mineral property will require the Company to write-off the costs capitalized for that property in its financial statements. No assurance can be given that any level of recovery of any mineral resources will be realized or that any identified mineral deposit will ever qualify as a commercial mineable ore body that can be legally and economically exploited.

The Company's properties, including the Phoenix Gold Property, may not be brought into a state of commercial production.

        Development of mineral properties involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. The commercial viability of a mineral deposit is dependent upon a number of factors which are beyond the Company's control, including the attributes of the deposit, commodity prices, government policies and regulation and environmental protection. Fluctuations in the market prices of minerals may render resources and deposits containing relatively lower grades of mineralization uneconomic. There is no assurance that the Company's mineral exploration activities will result in the discovery of a body of commercial ore on any of its properties, including the Phoenix Gold Property, and several years may pass between the discovery of a deposit and, if at all, its exploitation. Most exploration projects do not result in the discovery of commercially mineable mineralized deposits.

The Company has a history of losses, and it anticipates continuing to incur losses for the foreseeable future.

        The Company has a history of losses and has no revenues from operations. None of the Company's properties is currently in production, and there is no certainty that the Company will succeed in placing any of its properties into production in the near future, if at all. The Company has experienced, on a consolidated basis, losses in the past three years of its operations, including net losses of $10,366,650, $21,396,497 and $25,510,721 in the years ended December 31, 2012, 2011, and 2010, respectively. Net losses for the nine months ended September 30, 2013 were $6,102,000 and for the three months ended September 30, 2013 were $3,038,000. As at December 31, 2012, the Company's deficit was $84,889,099 and as at September 30, 2013 was $90,991,000.

        The Company anticipates continued losses for the foreseeable future until it can successfully place one or more of its properties into commercial production on a profitable basis. It could be years before the Company receives any revenues from any production of metals, if ever. If the Company is unable to generate significant revenues with respect to its properties, the Company will not be able to earn profits or continue operations.

Estimates of mineral resources are based on interpretation and assumptions and are inherently imprecise.

        The mineral resource figures referred to in the Technical Report, this short form prospectus and the documents incorporated herein by reference have been determined and valued based on assumed future prices, cut-off grades and operating costs. However, until mineral deposits are actually mined and processed, mineral reserves and mineral resources must be considered as estimates only. Any such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. In addition, the grade and/or quantity of precious metals ultimately recovered may differ from that indicated by drilling results. There can be no assurance that precious metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The grade of the reported mineral resource estimates are uncertain in nature and it is uncertain whether further technical studies will result in an upgrade to them. Further drilling on the mineralized zones is required to complement the current bulk sample and add confidence in the continuity of mineralized zones in comparison to the current block model. Any material change in the quantity of mineralization, grade or ore to waste ratio or extended declines in market prices for gold and precious metals may render portions of the Company's mineralization uneconomic and result in reduced reported mineralization. Any material reductions in estimates of mineralization, or of the Company's ability to extract this mineralization, could have a material adverse effect on the Company's results of operations or financial condition.

The Company's mineral property rights are subject to title risks.

        The Company's mineral property rights may be subject to prior unregistered agreements, transfers and claims and title may be affected by, among other things, undetected defects. Title to, and the area of, the mineral interests held by the Company may be disputed. Challenges to the title of the properties in which the Company may have an interest, if successful, could result in the Company being unable to operate on its properties as permitted or being unable to enforce its rights with respect to its properties. This could result in the Company not being compensated for its prior expenditures relating to the property.

        The confirmation of title to resource properties is a very detailed and time-consuming process and the Company has not conducted surveys of all of its mineral property interests in which it holds direct or indirect interests and no assurances can be given that there are no title defects affecting the Company's properties. Title insurance generally is not available for mining claims and other types of mineral tenure in Canada, and the Company's ability to ensure that it has obtained secure title to individual mineral properties may be severely constrained. Undetected defects could adversely affect the Company's title to its properties or delay or increase the cost of the development of its mineral property rights.

The Company's land in Canada could be subject to Aboriginal title and rights claims.

        Aboriginal title and rights may be claimed with respect to Crown properties or other types of tenure with respect to which mining rights have been conferred on the Company. The Company is not aware of any treaty land entitlement claims or Aboriginal land claims having been formally asserted or any legal actions relating to Aboriginal issues having been instituted with respect to the Phoenix Gold Property, other than with respect to the application by the WFN to the Province of Ontario for judicial review of the Company's production closure plan, as described above under "Recent Developments". There can be no assurance that treaty or Aboriginal rights will not be asserted in the future in respect of the Phoenix Gold Property, or any of the Company's other properties. In addition, other parties may dispute the Company's title to its properties and its properties may be subject to prior unregistered agreements or transfers or land claims by Aboriginal peoples, and title may be affected by undetected encumbrances or defects or government actions. Any claims of which the Company is notified in the future, or an adverse outcome in respect to the application by the WFN to the Province of Ontario for judicial review of the Company's production closure plan, could have a material adverse effect on its right to the properties to which the claims relate and, as a result, on the Company's business, operating results and financial condition.

The Company requires various permits in order to conduct its current and anticipated future operations, and delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that the Company has obtained, could have a material adverse impact on the Company.

        The Company's current and anticipated future operations, including further exploration, development activities and commencement of production on the Company's properties, require permits from various national, provincial, territorial and local governmental authorities. Although the Company currently holds all material approvals which it requires in order to carry out its current drilling and underground program on the Phoenix Gold Property, including approval of the closure plan by the Ministry of Northern Development and Mines (the "MNDM"), the Company cannot be certain that it will receive the necessary permits on acceptable terms to conduct further exploration and to develop such property. In particular, the Company has been granted the material permits required for an average production rate of 1,250 tpd and is evaluating the permit amendments required for the increased projected production rate to 2,500 tpd as contemplated in the Technical Report. There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects, on reasonable terms or at all. Delays or a failure to obtain such licenses and permits, or a failure to comply with the terms of any such licenses and permits that the Company does obtain, could increase the Company's costs and delay its activities, and could have a material adverse effect on the Company.

The mineral resource industry is intensely competitive.

        The mineral resource industry is intensely competitive in all of its phases. Much of the Company's competition is from larger, established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or greater ability than the Company to withstand losses. The Company's competitors may be able to respond more quickly to new laws or regulations or emerging technologies, or devote greater resources to the expansion of their operations, than the Company can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Competition could adversely affect the Company's ability to acquire suitable new producing properties or prospects for exploration in the future. Competition could also affect the Company's ability to raise financing to fund the exploration and development of its properties or to hire qualified personnel. The Company may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on the Company's business, financial condition or results of operations.

Mining is inherently dangerous and subject to conditions or events beyond the Company's control, which could have a material adverse effect on the Company's business.

        Hazards such as fire, explosion, floods, structural collapses, industrial accidents, unusual or unexpected geological conditions, ground control problems, power outages, inclement weather, seismic activity, cave-ins and mechanical equipment failure are inherent risks in the Company's exploration, development and mining operations. These and other hazards may cause injuries or death to employees, contractors or other persons at the Company's mineral properties, severe damage to and destruction of the Company's property, plant and equipment and mineral properties, and contamination of, or damage to, the environment, and may result in the suspension of the Company's exploration and development activities and any future production activities. Safety measures implemented by the Company may not be successful in preventing or mitigating future accidents.

        It is not always possible to obtain insurance against all such hazards and the Company may decide not to insure against certain risks because of high premiums or other reasons. Moreover, insurance against environmental pollution or other hazards as a result of exploration and production is not generally available to the Company, or to other companies in the mining industry, on acceptable terms. Although the Company maintains insurance to protect against certain hazards in such amounts as it considers reasonable, its insurance will not cover all potential hazards associated with its operations, and insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Should such liabilities arise, they could reduce or eliminate any further profitability and result in increasing costs and a decline in the value of the securities of the Company.

        In addition, from time to time the Company may be subject to governmental investigations and claims and litigation filed on behalf of persons who are harmed while at its properties or otherwise in connection with the Company's operations. To the extent that the Company is subject to personal injury or other claims or lawsuits in the future, it may not be possible to predict the ultimate outcome of these claims and lawsuits due to the nature of personal injury litigation. Similarly, if the Company is subject to governmental investigations or proceedings, the Company may incur significant penalties and fines, and enforcement actions against it could result in the closing of certain of the Company's mining operations. If claims and lawsuits or governmental investigations or proceedings are finally resolved against the Company, the Company's financial performance, financial position and results of operations could be materially adversely affected.

The Company may face equipment shortages, access restrictions and a lack of infrastructure.

        Natural resource exploration, development, processing and mining activities are dependent on the availability of mining, drilling and related equipment in the particular areas where such activities are conducted. A limited supply of such equipment or access restrictions may affect the availability of such equipment to the Company and may delay exploration, development or extraction activities. Certain equipment may not be immediately available, or may require long lead time orders. A delay in obtaining necessary equipment could have a material adverse effect on the Company's operations and financial results.

        Natural resource exploration, development, processing and mining activities also depend on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. The Company will need sufficient infrastructure to commence and continue mining operations at the Phoenix Gold Property. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could also adversely affect the Company's operations, financial condition and results of operations.

Gold and commodity prices are subject to change, and a substantial or extended decline in such prices could materially and adversely affect the value of the Company's mineral properties and potential future results of operations and cash flows.

        The Company's future profitability and the viability of development depends in part upon the world market price of gold. Prices fluctuate widely and are affected by numerous factors beyond the Company's control. The price of gold is influenced by factors including industrial and retail supply and demand, exchange rates, inflation rates, changes in global economies, confidence in the global monetary system, forward sales of gold and other metals by producers and speculators as well as other global or regional political, social or economic events. The supply of gold and other metals consists of a combination of new mine production and existing stocks held by governments, producers, speculators and consumers, which could increase due to improved mining and production methods.

        Gold prices have fluctuated widely in recent years. If the market price for gold falls significantly, it could affect the Company's decision to proceed with further exploration or development and could materially and adversely affect the Company's ability to obtain additional financing for the development of the Phoenix Gold Project should the circumstances require. Failure to obtain sufficient financing, if required, may result in delaying or the indefinite postponement of the development of the Phoenix Gold Project. Furthermore, the economic prospects of the projects in which the Company has an interest could be significantly reduced or rendered uneconomic. There is no assurance that, even as commercial quantities of gold may be produced in the future, a profitable market will exist for them. The Company does not presently have a gold hedging policy in effect. A decline in the market price of gold may also require the Company to reduce its mineral resources, which could have a material adverse effect on the Company's value.

        Prices and availability of commodities consumed or used in connection with exploration and development and mining, such as natural gas, diesel, oil and electricity, also fluctuate, and these fluctuations affect the costs of production at various operations. These fluctuations can be unpredictable, can occur over short periods of time and may have a material adverse impact on the Company's operating costs or the timing and costs of various projects.

The Company is subject to government regulation.

        Exploration, development and production activities on the Company's properties are subject to extensive federal, provincial, state and local laws and regulation governing various matters, including: government regulations relating to such matters as environmental protection, health, safety, labor; best exploration practices; management and use of toxic substances and explosives; management of tailings and other waste generated by the Company's operations; management of natural resources; exploration, development of mines, production and post-closure reclamation; price controls and export limitations; maintenance of claims; tenure; and expropriation of property. The Company is required to be registered to do business and have a valid prospecting license (required to prospect or explore for minerals on Crown Mineral Land or to stake a claim) in any Canadian province or U.S. state in which it is carrying out work. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in the Company incurring significant expenditures. The Company may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of the Company's operations and delays in the development of the Company's properties.

The Company's operations are subject to environmental laws and regulations that may increase the Company's costs of doing business and restrict its operations.

        Environmental legislation on a global basis is evolving in a manner that will ensure stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessment of proposed development and a higher level of responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays on behalf of the Company and may cause material changes or delays in the Company's intended activities.

        In Ontario, legislation and regulations implemented by the MNDM and the Ministry of Natural Resources ("MNR") directly affect the mining industry in the province of Ontario where the Company holds its material mineral claims. The Company can carry out exploration work including drilling, trenching, heavy mineral studies, airborne geophysical surveys, extensive use of off road vehicles, establishment of a camp or other activities capable of causing ground disturbance, water quality impairments or disruption to wildlife or wildlife habitat, provided that it complies with applicable provincial and federal acts and regulations in so doing. The Acts and Regulations which guide exploration activity in Ontario include the Mining Act, Public Lands Act, Forest Fires Prevention Act, Lakes and Rivers Improvement Act, Crown Forest Sustainability Act, Fish and Wildlife Conservation Act, Occupational Health and Safety Act, Health Protection and Promotion Act, Environmental Protection Act, Ontario Water Resources Act and the regulations to the Gasoline Handling Act.

        In the United States, federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Federal laws and regulations adopted and administered by the U.S. Environmental Protection Agency, Forest Service, Bureau of Land Management, Fish and Wildlife Service, Mine Safety and Health Administration, and other federal and state agencies, and laws and regulations such as the Federal Clean Water Act, Clean Air Act, Comprehensive Environmental Response, Compensation, and Liability Act, Resource Conservation and Recovery Act, Safe Drinking Water Act, Endangered Species Act, Migratory Bird Treaty Act, Bald and Golden Eagle Protection Act, National Environmental Policy Act, National Historic Preservation Act, Native American Graves Protection and Repatriation Act, Archaeological Resources Protection Act, and Paleontological Resources Preservation Act, and their state counterparts and similar statutes, have a direct bearing on U.S. exploration and mining operations. Numerous federal and state governmental authorities have the power to enforce compliance with these laws and regulations and the permits issued under them, and their interpretation and enforcement of these laws, regulations and permits have tended to become more stringent over time. The approval process in the United States is increasingly cumbersome, time-consuming, and expensive, and the cost and uncertainty associated with the permitting process could have a material effect on exploring, and mining the Company's properties. In particular, compliance with statutory environmental quality requirements may require significant capital investments, that significantly affect the Company's earning power, or cause material changes in the Company's intended activities. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil or criminal penalties; the imposition of investigatory, remedial or monitoring obligations; and the issuance of injunctions limiting or prohibiting some or all of the Company's operations. These laws and regulations will make the process for preparing and obtaining approval of a plan of operations much more time-consuming, expensive, and uncertain. Plans of operation will be required to include detailed baseline environmental information and address how detailed reclamation performance standards will be met. In addition, all activities for which plans of operation are required will be subject to a standard of review by the Bureau of Land Management, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated.

        Environmental standards imposed by federal, provincial, state, or local governments may be changed or become more stringent in the future, which could force the Company to suspend, or cease altogether, its Canadian and U.S. operations and which would materially and adversely affect the Company's business and results of operations. While the estimated annual cost of environmental compliance for all properties held by the Company in the exploration stage is minimal and pertains primarily to carrying out diamond drilling, trenching or stripping, environmental hazards may exist on the Company's properties, which hazards are unknown to the Company at present and which have been caused by previous or existing owners or operators of the properties. On the Phoenix Gold Property, a number of mine structures (hoist, head frame) and mine features (unused tailings and settling ponds, rock dumps and processing plant) used by the previous owners to gain underground access and stockpile mill feed remain. The mill was never fully commissioned, and only 2,500 tons of mill feed were processed. The Company conducts on-going activities in accordance with government legislation to ensure the site is safe and secure and in accordance with the closure plan for the development and production phase approved by the MNDM in December 2011. Future compliance with environmental reclamation, closure and other requirements, particularly if the Company transitions from exploration to production and with respect to hazards presently unknown to the Company, may involve significant costs and other liabilities.

If the Company is unable to retain key members of management, the Company's business might be harmed.

        The Company's development to date has depended, and in the future will continue to depend, on the efforts of its senior management, including: Michael A. Lalonde, President and CEO; Nicholas J. Nikolakakis, Vice President and CFO; Daniel A. Labine, Vice President-Operations; and Glenn Kumoi, Vice President, General Counsel and Corporate Secretary. The Company currently does not, and does not intend to, maintain key person insurance for these individuals. The loss of any one or more of the senior management could have a negative impact on the Company's business, as the Company may not be able to find suitable personnel to replace departing management on a timely basis or at all. The loss of any member of the senior management team could impair the Company's ability to execute its business plan and could therefore have a material adverse effect on the Company's business, results of operations and financial condition.

Conflicts of interest may arise among the Company's directors as a result of their involvement with other mineral resource companies.

        Certain directors of the Company are directors of, or may become associated with, other natural resource companies that acquire interests in mineral properties. Such associations may give rise to conflicts of interest from time to time. Such a conflict poses the risk that the Company may enter into a transaction on terms which place the Company in a worse position than if no conflict existed. The directors of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company and its shareholders and to disclose any interest which they may have in any project or opportunity of the Company, but each officer or director has the identical obligation to other companies for which such officer or director serves as an officer or director.

The Company may be required to seek additional financing to fund its business, which financing may not be available on acceptable terms, if at all.

        Unforeseen events, circumstances or changes of scope in the Company's projects may require the Company to seek additional financing. The Company has no operating revenues, has significant operational expenses and there is no assurance that the Company will be successful in obtaining any required additional financing through equity, debt or other means, if required, or that such additional funding will be available on terms acceptable to the Company. The ability of the Company to arrange additional financing in the future will depend, in part, on the prevailing debt and equity market conditions, the price of gold and the business performance of the Company. In addition, the Company has granted Royal Gold a security interest over the assets of the Phoenix Gold Project in connection with the Streaming Agreement, which could make debt financing on favorable terms more difficult to arrange. Furthermore, there is no certainty that the Company will receive all funds pursuant to the Streaming Agreement or that it will be able to meet its gold delivery obligation thereunder. Failure to obtain sufficient financing, if required, may result in delaying or the indefinite postponement of the development of the Phoenix Gold Project or could result in the Company being forced to sell some of its assets on an untimely or unfavorable basis. Any such delay or sale could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

        If the Company raises additional funds through the sale of equity securities or securities convertible into equity securities, shareholders may have their equity interest in the Company diluted.

Future litigation may impact the Company.

        Due to the nature of its business, the Company may, in the future, be subject to claims (including class action claims and claims from government regulatory bodies) based on allegations of negligence, breach of statutory duty, public nuisance or private nuisance or otherwise in connection with its operations or investigations relating thereto. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed upon appeal. While the Company is presently unable to quantify its potential liability under any of the above heads of damage, such liability may be material to the Company and may materially adversely affect its ability to continue operations. The Company maintains liability insurance to cover certain portions of these potential claims; however, the Company's liability insurance may not fully cover such claims.

Judgments based upon the civil liability provisions of the United States federal securities laws may be difficult to enforce.

        The ability of investors to enforce judgments of United States courts based upon the civil liability provisions of the United States federal securities laws against the Company, its directors and officers, and the Underwriters and experts named herein may be limited due to the fact that the Company is incorporated outside of the United States, a majority of such directors, officers, Underwriters and experts reside or are organized outside of the United States and their assets may be located outside the United States. There is uncertainty as to whether foreign courts would: (a) enforce judgments of United States courts obtained against the Company, its directors and officers or the Underwriters or experts named herein predicated upon the civil liability provisions of the United States federal securities laws; or (b) entertain original actions brought in Canadian courts against the Company or such persons predicated upon the federal securities laws of the United States, as such laws may conflict with Canadian laws.

The Company has never paid dividends and does not expect to do so in the foreseeable future.

        The Company has no history of earnings and as such the Company has not paid dividends on its Common Shares since incorporation and does not expect to do so in the foreseeable future. Payment of any future dividends will be at the discretion of the board of directors after taking into account many factors, including operating results, financial condition and anticipated cash needs.

The Company's growth, future profitability and ability to obtain financing may be impacted by global financial conditions.

        Global financial conditions continue to be characterized by volatility. Following the credit crisis that began in 2008, global markets continue to be adversely impacted by generally poor European economic conditions and high fuel and energy costs. Many industries, including the mining industry, are impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to economic shocks. A slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Company's growth and profitability. Future economic shocks may be precipitated by a number of causes, including the ongoing European debt situation, a continued rise in the price of oil and other commodities, the volatility of metal prices, geopolitical instability, terrorism, the devaluation and volatility of global stock markets and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact the Company's ability to obtain equity or debt financing in the future on terms favorable to the Company or at all. In such an event, the Company's operations and financial condition could be adversely impacted.

Risks Related to the Offering and the Units

There is no public market for the Warrants, and prospective investors may not be able to resell their shares at or above the offering price, if at all.

        There is currently no market for the Warrants being offered in the Offering. The Company has applied to list the Warrants (including the Additional Warrants issuable on exercise of the Over-Allotment Option) on the TSX. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX, including distribution of the Warrants to a minimum number of public securityholders. There is no certainty that such conditions will be met or that, if the Warrants are listed, an active public market for the Warrants will develop. Without an active market, the liquidity of the Warrants will be limited.

        The Warrants have an exercise price of $2.00 per Warrant Share (the "Exercise Price") and can be exercised prior to 4:00 p.m. (Vancouver time) on the date that is 12 months following the Closing Date (the "Expiry Date"). In the event the market price of the Common Shares does not exceed the Exercise Price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

        Holders of the Warrants will have no rights as shareholders of the Company until they exercise the Warrants in accordance with their terms. Upon exercise of the Warrants, holders of the Common Shares deliverable on the exercise of such Warrants will be entitled to exercise the rights of a shareholder in respect of such Common Shares only in respect of matters for which the record date occurs after the exercise date.

The Company's Common Share price has been volatile in recent years.

        In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those considered exploration or development-stage mining companies, have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. In particular, the per share price of the Common Shares fluctuated from a high of $2.69 to a low of $0.69 per share on the TSX and from a high of US$2.65 to a low of US$0.65 on the NYSE MKT during the financial year ended December 31, 2013. See "Trading Price and Volume". There can be no assurance that continual fluctuations in price will not occur.

        The factors influencing such volatility include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. The price of the Common Shares is also likely to be significantly affected by short-term changes in precious metal prices or other mineral prices, currency exchange fluctuations and the Company's financial condition or results of operations as reflected in its earnings reports. Other factors unrelated to the performance of the Company that may have an effect on the price of the Common Shares include the following: the extent of analyst coverage available to investors concerning the business of the Company may be limited if investment banks with research capabilities do not follow the Company's securities; lessening in trading volume and general market interest in the Company's securities may affect an investor's ability to trade significant numbers of securities of the Company; the size of the Company's public float may limit the ability of some institutions to invest in the Company's securities; and a substantial decline in the price of the securities of the Company that persists for a significant period of time could cause the Company's securities to be delisted from an exchange, further reducing market liquidity.

        Securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

The exercise of outstanding options and warrants may result in dilution to the Company's holders of Common Shares.

        The issuance of Common Shares upon the exercise of the Company's outstanding options and of the Warrants will result in dilution to the interests of stockholders, and may reduce the trading price of the Common Shares. As at the date of this short form prospectus, there were 14,460,230 options to acquire Common Shares of the Company outstanding. To the extent that these options or Warrants are exercised, dilution to the interests of our stockholders will likely occur. Additional options and warrants may be issued in the future. Exercises of these options or Warrants, or even the potential of their exercise may have an adverse effect on the trading price of the Common Shares. The holders of options or Warrants are likely to exercise them at times when the market price of the Common Shares exceeds the exercise price of the securities. Accordingly, the issuance of Common Shares upon exercise of the options and Warrants will likely result in dilution of the equity represented by the then outstanding Common Shares held by other shareholders. Holders of options and Warrants can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to the Company than the exercise terms provided by these options and Warrants.

Future sales or issuances of equity securities could decrease the value of the Common Shares, dilute investors' voting power and reduce the Company's earnings per share.

        The Company may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into equity securities) and may issue additional equity securities to finance operations, exploration, development, acquisitions or other projects. The Company cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of the Company's securities will have on the market price of the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Exercises of presently outstanding share options may also result in dilution to security holders.

        The board of directors of the Company has the authority to authorize certain offers and sales of additional securities without the vote of, or prior notice to, shareholders. Based on the need for additional capital to fund expected expenditures and growth, it is likely that the Company will issue additional securities to provide such capital. Such additional issuances may involve the issuance of a significant number of Common Shares at prices less than the current market price for the Common Shares.

        Sales of substantial amounts of the Company's securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Company's securities and dilute investors' earnings per share. A decline in the market prices of Company's securities could impair the Company's ability to raise additional capital through the sale of securities should the Company desire to do so.

The Company may be a "passive foreign investment company", which may have adverse U.S. federal income tax consequences for U.S. shareholders.

        U.S. investors in the Units should be aware that the Company believes it was classified as a "passive foreign investment company" within the meaning of Section 1297 of the Code (a "PFIC") during the tax year ended December 31, 2013, and based on current business plans and financial expectations, the Company expects that it may be a PFIC for the current tax year and in future tax years. If the Company is a PFIC for any year during a U.S. shareholder's holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Units, or any so-called "excess distribution" received on its Units, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective election to treat the Company (and/or a Subsidiary PFIC) as a "qualified electing fund" (a "QEF") under Section 1295 of the Code (a "QEF Election") or a "mark-to-market" election with respect to the Units. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the Company's net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company distributes any amounts to its shareholders. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Units over the shareholder's basis therein. This paragraph is qualified in its entirety by the discussion below under the heading "Certain United States Federal Income Tax Considerations." Each U.S. shareholder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Units.

The Company has discretion in the use of the net proceeds from the Offering.

        The Company currently intends to allocate the net proceeds it will receive from the Offering as described under "Use of Proceeds", however, the Company will have discretion in the actual application of the net proceeds. In the event that the Over-Allotment Option is exercised, the additional proceeds will likely be allocated to general working capital; however, there are no definitive plans for the expenditure of these additional funds as of the date hereof. The Company may elect to allocate the net proceeds differently from that described in "Use of Proceeds" if the Company believes it would be in the Company's best interests to do so. The Company's shareholders may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from the Offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

 CONSOLIDATED CAPITALIZATION

        The following table shows the effect of the Offering on the Company's share capital both as at the most recent financial period for which the Interim Financial Statements have been filed and as at the date hereof. This table should be read in conjunction with the Company's Interim Financial Statements and associated MD&A, incorporated by reference herein:

Designation of Shares	Number of Common Shares Authorized	Outstanding on September 30, 2013		Outstanding on September 30, 2013, after giving effect to this Offering		Outstanding on February 20, 2014		As at February 20, 2014, after giving effect to this Offering
Common	Unlimited	288,814,103	(1)	353,414,103	(1)(2)(3)	288,814,103	(4)	353,414,103	(2)(3)(4)
Warrants	—	Nil		32,300,000	(5)	Nil		32,300,000	(5)

(1)
As at September 30, 2013, Rubicon had 15,010,230 incentive stock options issued and outstanding pursuant to its stock option plan exercisable for 15,010,230 additional Common Shares.

(2)
If the Over-Allotment Option is exercised in full, this figure will be increased by an additional 9,690,000 Common Shares for a total of 363,104,103 Common Shares.

(3)
Prior to giving effect to any exercise of the 32,300,000 Warrants to be issued pursuant to the Offering.

(4)
As at the date hereof, Rubicon has 14,460,230 incentive stock options issued and outstanding pursuant to its stock option plan, which may result in the issuance of 14,460,230 additional Common Shares.

(5)
If the Over-Allotment Option is exercised in full this figure will be increased by an additional 4,845,000 Warrants for a total of 37,145,000 Warrants.

USE OF PROCEEDS

        The Company is in the development stage with no source of operating revenue and is dependent upon equity or debt financing to maintain its current operations. Accordingly, the Company had a negative operating cash flow for the year ended December 31, 2012; and for the nine months ended September 30, 2013, had a negative operating cash flow of $5,346,000. The Company anticipates that negative operating cash flows will continue as long as it remains in the development stage and that sufficient proceeds from the Offering designated as general working capital will be allocated to offset such negative operating cash flows.

        The estimated net proceeds to the Company from the Offering after deducting the commission to the Underwriters and the estimated expenses of the Offering (estimated to be $1,623,500) will be $93,500,000 ($107,768,525 if the Over-Allotment Option is exercised in full). The net proceeds from the sale of the Units will be used by the Company in relation to the development of the Phoenix Gold Property. The net proceeds of the Offering are expected to be used as follows:

Purpose	Allocation of proceeds
Phoenix Gold Property
Surface Construction(1)	$57,200,000
Underground Development(1)	$25,100,000
Engineering/Project Management and Supplies(1)	$11,200,000

Total(2)(3)	$93,500,000

(1)
Includes 20% contingency.

(2)
The Company believes that existing working capital, expected proceeds from Royal Gold with respect to the Streaming Agreement and the proceeds from this Offering should be adequate to fund the remaining initial development of the Phoenix Gold Project.

(3)
Daniel Labine, P. Eng., Vice President-Operations of the Company, is the qualified person under NI 43-101 who has reviewed and confirmed the above use of proceeds relating to the development of the Phoenix Gold Property as reasonable.

        In the event that the Over-Allotment Option is exercised in full, the additional estimated net proceeds of $14,268,525 after deducting the commission to the Underwriters, will likely be applied to exploration and general working capital.

        The Company intends to spend the proceeds of the Offering available to it as stated in this short form prospectus for a period of 24 months, based on current knowledge and planning by management of the Company. However, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. Certain of the net proceeds, including general working capital, are currently unallocated and as such may be expended at the discretion of management of the Company. See "Risk Factors — Discretion in the Use of Net Proceeds of the Offering". Pending the use of the net proceeds, the funds will be invested in guaranteed investment certificates and other quality short term investments at the discretion of management.

PLAN OF DISTRIBUTION

        Pursuant to the Underwriting Agreement, Rubicon has agreed to sell and the Underwriters have severally (and not jointly or jointly and severally) agreed to purchase, as principal, on the Closing Date, 64,600,000 Units at the Offering Price payable in cash (net of commission and costs and expenses of the Underwriters) to Rubicon against delivery of the Units, subject to compliance with all necessary legal requirements and to the terms and conditions contained in the Underwriting Agreement. The obligations of the Underwriters under the Underwriting Agreement are several (and not joint or joint and several), are subject to certain closing conditions and may be terminated at each Underwriter's discretion on the basis of "disaster out", "material change out", "breach out" and may also be terminated upon the occurrence of certain stated events. The Underwriters are, however, obligated to take up and pay for all of the Units if any Units are purchased under the Underwriting Agreement. The Underwriters are entitled under the Underwriting Agreement to indemnification by the Company against certain liabilities and expenses. The Offering Price was determined by arm's length negotiation between Rubicon and the Co-Lead Underwriters, on behalf of the Underwriters, with reference to the prevailing market price of the Common Shares.

        Each Unit will consist of one Offered Share and one-half of one Warrant. Each whole Warrant will entitle the holder to acquire one Warrant Share from Rubicon at a price of $2.00 per Warrant Share for a period of 12 months following the Closing Date, after which such Warrant will become null and void. The Warrants will be created and issued pursuant to the terms of a warrant indenture (the "Warrant Indenture") to be entered into on the Closing Date between the Company and Computershare Trust Company of Canada, in its capacity as warrant agent (the "Warrant Agent"). The Warrant Indenture will contain provisions that, among other things, require the Company to cause to be delivered to the holders of Warrants, upon the due exercise thereof, that number of Warrant Shares to which such holders are entitled, and protect holders of the Warrants against dilution upon the happening of certain events. No fractional Warrants will be issued.

        Pursuant to the Underwriting Agreement, Rubicon has agreed to pay to the Underwriters a commission equal to 5.0% of the gross proceeds from the issue and sale of the Units (including any Additional Units issued and sold pursuant to the exercise of the Over-Allotment Option), and has agreed to pay the reasonable fees and expenses of the Underwriters in connection with the Offering in an aggregate amount not to exceed $450,000 (exclusive of applicable taxes and disbursements), and to indemnify the Underwriters against certain expenses, liabilities, losses, claims, damages or actions that arise out of or are based, directly or indirectly, upon the performance of the professional services rendered to the Company by the Underwriters or in connection with the Offering, in accordance with the terms of the Underwriting Agreement. Other than the Underwriters' commission, the Underwriters will not receive any other fee or commission from the Company in connection with the Offering.

        The Company has also granted to the Underwriters the Over-Allotment Option, which is exercisable in whole or in part for a period of 30 days from (and including) the Closing Date to purchase up to 9,690,000 Additional Units to cover over-allotments, if any and for market stabilization purposes on the TSX. The Over-Allotment Option may be exercisable by the Underwriters: (i) to acquire Additional Units at the Offering Price; or (ii) to acquire Additional Offered Shares at a price of $1.49 per Additional Offered Share, or (iii) to acquire Additional Warrants at a price of $0.12 per Additional Warrant; or (iv) to acquire any combination of Additional Units, Additional Offered Shares and/or Additional Warrants, so long as the aggregate number of

Additional Offered Shares and Additional Warrants which may be issued under the Over-Allotment Option does not exceed 9,690,000 Additional Offered Shares and 4,845,000 Additional Warrants. If the Over-Allotment Option is exercised in full, and before deducting the Underwriters' commission and the estimated expenses of the Offering (estimated to be $1,623,500), the price to the public, commission to the Underwriters and net proceeds to Rubicon will be $115,149,500, $5,757,475 and $109,392,025, respectively. This short form prospectus also qualifies the distribution of the Over-Allotment Option and the distribution of the Additional Units, Additional Offered Shares and Additional Warrants issuable on exercise of the Over-Allotment Option. A purchaser who acquires securities forming part of the Underwriters' over-allocation position acquires those securities under this short form prospectus, regardless of whether the over-allocation position is ultimately filled through exercise of the Over-Allotment Option or secondary market purchases.

        Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without prior notice. Closing of the Offering is expected to take place on or about March 12, 2014, or such later date as the Company and the Underwriters may agree, but in any event not later than 42 days from the date of the final receipt for this short form prospectus. The Units will be delivered under the book based system through CDS or its nominee and deposited in registered or electronic form with CDS on the Closing Date. A purchaser of Units will receive only a customer confirmation from the registered dealer through which the Units are purchased.

        It is expected that delivery of the Offered Shares and Warrants will be made against payment therefor on or about the Closing Date, which will be more than three business days following the date of the final short form prospectus (this settlement cycle being referred to as "T+3"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Offered Shares or Warrants prior to the Closing Date will be required, by virtue of the fact that the Offered Shares and Warrants will not settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Units who wish to trade their Offered Shares or Warrants prior to the Closing Date should consult their own advisors.

        The Company has agreed in favour of the Underwriters not to issue or sell any Common Shares or any securities convertible into or exchangeable for or exercisable to acquire Common Shares for a period of 90 days from the Closing Date without the prior written consent of the Co-Lead Underwriters, except in conjunction with: (i) the Offering; (ii) the grant or exercise of stock options and other similar issuances pursuant to the stock option plan of the Company and other share compensation arrangements including, for greater certainty the sale of any shares issued pursuant thereto; (iii) outstanding warrants as at the date of the Underwriting Agreement; and (iv) obligations in respect of existing agreements as at the date of the Underwriting Agreement.

        Certain of the Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

        The Offering is being made concurrently in each of the provinces of Canada and in the United States pursuant to the multi-jurisdictional disclosure system implemented by the SEC and the securities regulatory authorities in Canada. The Units will be offered in each of the provinces of Canada and the United States through the Underwriters directly or through their respective Canadian or United States broker-dealer affiliates or agents registered in each jurisdiction, as applicable. Subject to applicable law, the Underwriters may offer the Units outside of Canada and the United States.

        Rubicon has applied to list the Offered Shares and Warrant Shares distributed under this short form prospectus, including any securities issuable on exercise of the Over-Allotment Option, on the TSX and NYSE MKT. Rubicon has applied to list the Warrants distributed under this short form prospectus, including any Additional Warrants issuable on exercise of the Over-Allotment Option, on the TSX. Listing will be subject to Rubicon fulfilling all the listing requirements of the TSX and NYSE MKT, as applicable.

        Pursuant to rules and policy statements of certain Canadian provincial securities commissions, the Underwriters may not, throughout the period of distribution under this short form prospectus, bid for or purchase Common Shares for their own accounts or for accounts over which they exercise control or direction.

The foregoing restriction is subject to certain exceptions, provided that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of, the Common Shares. These exceptions include a bid or purchase permitted under the Universal Market Integrity Rules for Canadian Marketplaces of the Investment Industry Regulatory Organization of Canada relating to market stabilization and passive market-making activities and a bid or purchase made for, or on behalf of, a customer where the order was not solicited during the period of distribution. Subject to the foregoing and applicable laws, the Underwriters may over-allot or effect transactions in connection with the Offering intended to stabilize or maintain the market price of the Common Shares at levels other than those that might otherwise prevail in the open market. These transactions may be effected on the TSX, the NYSE MKT or otherwise and, if commenced, may be discontinued at any time.

        The Underwriters propose to offer the Units to the public initially at the Offering Price set forth on the cover page of this short form prospectus. Without affecting the firm obligation of the Underwriters to purchase the Units from the Company at the Offering Price in accordance with the Underwriting Agreement, after the Underwriters have made a reasonable effort to sell all of the Units offered hereby at the price specified herein, the Offering Price to the public may be decreased and further changed from time to time to an amount not greater than the Offering Price specified herein. Such decrease in the Offering Price will not decrease the amount of the net proceeds of the Offering to the Company. The compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the Underwriters to the Company.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Common Shares

        The Company is authorized to issue an unlimited number of Common Shares without par value, of which 288,814,103 Common Shares are issued and outstanding as at the date hereof. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one vote on any resolution to be passed at such meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the board of directors of the Company. The Common Shares are entitled upon liquidation, dissolution or winding up of the Company to receive the remaining assets of the Company available for distribution to shareholders. The Articles of Rubicon contain no restrictions on the right to hold or vote the Common Shares.

Warrants

        The Warrants will be issued on a non-certificated issue basis only under the Warrant Indenture, which will be dated as of the Closing Date, between the Company and the Warrant Agent. Each whole Warrant will entitle its holder to purchase one Warrant Share from the Company at the Exercise Price at any time prior to 4:00 p.m. (Vancouver time) on the Expiry Date, after which such Warrant will become null and void. The Warrant Indenture requires the Company to cause to be delivered to the holders of Warrants, upon the due exercise thereof, that number of Warrant Shares to which such holders are entitled. The following summary of certain anticipated provisions of the Warrant Indenture does not purport to be complete and is subject in its entirety to the detailed provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for the full text of the attributes of the Warrants which will be filed by the Company under its corporate profile on SEDAR following the closing of the Offering. A register of holders will be maintained at the principal offices of the Warrant Agent in Vancouver, British Columbia.

        There is currently no market through which the Warrants may be sold. Purchasers may not be able to sell the Warrants to be distributed under this short form prospectus. The Company has applied to list the Warrants (including the Additional Warrants issuable on exercise of the Over-Allotment Option) on the TSX. Listing of the Warrants will be subject to the Company fulfilling all of the listing requirements of the TSX, including distribution of the Warrants to a minimum number of public securityholders.

        The Warrant Indenture will provide for adjustments to the Exercise Price or to the number of Warrant Shares deliverable upon the exercise of the Warrants upon the occurrence of certain events, including:

  (a)
  the issuance of Common Shares or securities exchangeable or convertible into Common Shares to the holders of Common Shares generally as an extraordinary dividend on the Common Shares or other distribution;

  (b)
  subdivisions, consolidations or certain reclassifications of the Common Shares;

  (c)
  the issuance, to the holders of Common Shares generally, of rights, option or warrants (expiring within 45 days after the record date for determining shareholders entitled to receive them) to subscribe for Common Shares or securities exchangeable or convertible into Common Shares at less than 95% of the "current market price" (as defined in the Warrant Indenture) of such Common Shares; or

  (d)
  the issuance or distribution, to the holders of Common Shares generally, of shares other than Common Shares, or evidences of indebtedness, cash, or any other property or assets, rights, options or warrants (other than those mentioned above) to subscribe for Common Shares or securities exchangeable or convertible into Common Shares.

        The Warrant Indenture will also provide for adjustment in the class and/or number of securities issuable on the exercise of the Warrants and/or the exercise price per security in the event of the following additional events: (i) reorganization, reclassification or other change of the Common Shares into other securities; (ii) consolidation, amalgamation, arrangement, merger or other business combination of the Company with or into another entity (other than consolidations, amalgamations or arrangements which do not result in any reclassification of the Common Shares or a change of the Common Shares into other shares); or (iii) a sale, lease, exchange or transfer of all or substantially all of the Company's undertakings or assets to another entity in which the holders of Common Shares are entitled to receive shares or other securities or property, including cash.

        No adjustment will be required to be made with respect to the Warrants until the cumulative adjustments amount to 1% or more of the Exercise Price or of the number of Common Shares which may be purchased upon the exercise of the Warrants; however, any such adjustment which does not have to be made will be carried forward and will be taken into account should there be any subsequent adjustment.

        No fractional Warrant Shares will be delivered and no cash or other consideration will be paid upon the exercise of any Warrant. Holders of Warrants will have no voting rights or pre-emptive rights or any other rights which a holder of Common Shares would have.

        From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing effects or inconsistencies or making any change that, in the opinion of the Warrant Agent, do not adversely affect the rights of the Warrant Agent or the holders of the Warrants. Any amendment or supplement to the Warrant Indenture that would adversely affect the interests of the holders of the Warrants may only be made by extraordinary resolution of the Warrant holders, which will be defined in the Warrant Indenture as a resolution either (i) passed at a meeting of the holders of the Warrants at which there are holders of Warrants present in person or represented by proxy representing at least 25% of the then outstanding Warrants (or at least 50% of such holders if any amendment would increase the Exercise Price per security, decrease the number of Warrant Shares deliverable upon the exercise of the Warrants or shorten the term of the Warrants), or such lesser percentage constituting a quorum as set out in the Warrant Indenture, and passed by the affirmative vote of holders of Warrants representing not less than 66 2/3% of the then outstanding Warrants that are represented and voted at the meeting; or (ii) adopted by an instrument in writing signed by the holders of Warrants representing not less than 66 2/3% of the then outstanding Warrants.

        The foregoing summary of certain of the principal provisions of the Warrant Indenture and the Warrants is a summary only and is qualified in its entirety by reference to the provisions of the Warrant Indenture and the Warrants.

        The Company will file and clear a short form base shelf prospectus with the British Columbia Securities Commission and concurrently, pursuant to the multi-jurisdictional disclosure system, file a registration statement on Form F-10 with the SEC covering the issuance of the Warrant Shares upon the exercise of the Warrants. Unless the additional registration statement is effective, the Warrants may only be exercised by persons who establish, to the reasonable satisfaction of the Company and the Warrant Agent (which may include providing an opinion of counsel of recognized standing satisfactory to the Company), that the issuance of the Warrant Shares pursuant to exercise of the Warrants can be completed pursuant to and in accordance with (i) Rule 903 of Regulation S under the U.S. Securities Act, (ii) an effective registration statement under the U.S. Securities Act, or (iii) an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws. The Company will notify the Warrant Agent when the registration statement becomes effective under the U.S. Securities Act, and the Warrant Agent will notify the holders of the Warrants as required. Thereafter, the Warrant Agent may assume that the registration statement remains effective until otherwise notified in writing by the Company that it is no longer effective.

        If, at any time following the initial effectiveness of the additional registration statement under the U.S. Securities Act and prior to the Expiry Date for the Warrants, the Company determines that the additional registration statement filed with the SEC is not effective, the holders of Warrants will receive a notice of this determination, together with written confirmation that the Warrants may, until the earlier of the additional registration statement becoming effective or the Expiry Date, also be exercised by means of a "cashless exercise" in which the holder of Warrants will be entitled to receive a certificate for a number of Warrant Shares determined on the basis of the excess of the volume weighted average price on the TSX over the Exercise Price.

PRIOR SALES

        The following table summarizes the Common Shares issued by Rubicon within the 12-month period before the date of this short form prospectus:

Date of Issue	Number of Common Shares Issued	Issue Price ($)
April 30, 2013	20,000	1.46
July 15, 2013	115,621	2.59
August 26, 2013	60,000	1.31
August 28, 2013	125,000	1.04
September 30, 2013	20,000	0.76

Total	340,621

        The following table summarizes the stock options granted by Rubicon within the 12-month period before the date of this short form prospectus:

Date of Issue	Number of Options Granted	Option Exercise Price ($)
August 26, 2013	180,000	1.82
August 27, 2013	1,886,100	1.89
September 4, 2013	60,000	1.67
September 11, 2013	70,000	1.52
October 7, 2013	400,000	1.28

Total	2,596,100

        As at the date hereof, Rubicon has 14,460,230 stock options outstanding, of which 13,136,897 are vested. The outstanding options are exercisable between $1.31 and $5.80 per Common Share and expire between April 15, 2014 and October 7, 2018.

        As at the date hereof, Rubicon has 400,000 stock options subject to shareholder approval, of which none are vested. Upon receipt of shareholder approval, such options will be exercisable between $3.23 and $4.18 per Common Share and will expire between September 7, 2016 and July 30, 2017.

 TRADING PRICE AND VOLUME

        The Common Shares are listed and posted for trading on the TSX and NYSE MKT. The table below sets forth, for the periods indicated over the 12 months prior to the date of this short form prospectus, the price range and volumes traded or quoted on the TSX (as reported by TSX MarketData) and the NYSE MKT (as reported by Bloomberg):

High and Low Prices and Volume on a Monthly Basis

				NYSE MKT
	TSX
				High US$	Low US$
Period	High	Low	Volume			Volume
February 1 – 19, 2014	1.95	1.40	10,284,012	1.79	1.21	11,937,406
January 2014	1.49	0.90	11,499,242	1.47	0.82	18,105,665
December 2013	1.06	0.69	25,796,828	0.99	0.65	25,211,314
November 2013	1.47	1.01	6,601,500	1.42	0.95	11,882,254
October 2013	1.62	1.16	6,044,491	1.55	1.12	11,261,648
September 2013	1.69	1.23	4,101,898	1.62	1.21	10,249,315
August 2013	1.99	1.26	6,667,924	1.90	1.20	13,806,608
July 2013	1.59	1.18	6,546,028	1.55	1.11	14,241,845
June 2013	2.05	1.23	9,392,912	2.02	1.17	13,781,627
May 2013	1.85	1.46	6,625,819	1.79	1.42	12,431,413
April 2013	2.52	1.44	13,116,866	2.49	1.41	18,679,014
March 2013	2.69	1.90	9,894,329	2.65	1.85	13,429,323
February 2013	2.54	2.09	11,283,489	2.47	2.05	11,004,702

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Davis LLP, counsel to the Company, and Cassels Brock & Blackwell LLP, counsel to the Underwriters, the following is, as of the date of this short form prospectus, a summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to an investor who acquires Units pursuant to the Offering and who, for the purposes of the Tax Act and at all relevant times, deals at arm's length with the Company and the Underwriters, is not affiliated with the Company or the Underwriters, and who acquires and holds the Offered Shares, including any Warrant Shares acquired on the exercise of Warrants (hereinafter in this section sometimes collectively referred to as "Shares"), and Warrants as capital property (a "Holder"). Generally, the Shares and Warrants will be considered to be capital property to a Holder thereof provided that the Holder does not use the Shares or Warrants in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

        This summary does not apply to a Holder (i) that is a "financial institution" for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a "specified financial institution" as defined in the Tax Act; (iii), an interest in which would be a "tax shelter investment" as defined in the Tax Act; (iv) that has made a functional currency reporting election under the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Units; or (v) that has or will enter into a "derivative forward agreement", as that term is defined in the Tax Act, with respect to the Units.

        Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and is, or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Units, controlled by a non-resident corporation for purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring Units.

        This summary is based upon the current provisions of the Tax Act and the Regulations in force as of the date hereof and counsel's understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the "CRA"). This summary takes into account all specific proposals to amend the

Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

        This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.

Allocation of Purchase Price of Units

        The total purchase price of a Unit to a Holder must be allocated on a reasonable basis between the Offered Share and each one-half of one Warrant to determine the cost of each to the Holder for purposes of the Tax Act.

        For its purposes, the Company intends to allocate approximately $1.49 of the issue price of each Unit as consideration for the issue of each Offered Share and $0.06 of the issue price of each Unit for the issue of each one-half Warrant. Although the Company believes that its allocation is reasonable, it is not binding on the CRA or the Holder. The Holder's adjusted cost base of the Offered Share comprising a part of each Unit will be determined by averaging the cost allocated to the Offered Share with the adjusted cost base to the Holder of all common shares of the Company owned by the Holder as capital property immediately prior to such acquisition.

Exercise of Warrants

        No gain or loss will be realized by a Holder upon the exercise of a Warrant to acquire a Warrant Share. When a Warrant is exercised, the Holder's cost of the Warrant Share acquired thereby will be the aggregate of the Holder's adjusted cost base of such Warrant and the exercise price paid for the Warrant Share. The Holder's adjusted cost base of the Warrant Share so acquired will be determined by averaging such cost with the adjusted cost base to the Holder of all common shares of the Company owned by the Holder as capital property immediately prior to such acquisition.

Resident Holders

        The following section of this summary applies to Holders ("Resident Holders") who, for the purposes of the Tax Act, are or are deemed to be resident in Canada at all relevant times. Certain Resident Holders whose Shares might not constitute capital property may make, in certain circumstances, an irrevocable election permitted by subsection 39(4) of the Tax Act to deem the Shares, and every other "Canadian security" as defined in the Tax Act, held by such persons, in the taxation year of the election and each subsequent taxation year to be capital property. This election does not apply to Warrants. Resident Holders should consult their own tax advisors regarding this election.

Expiry of Warrants

        In the event of the expiry of an unexercised Warrant, a Resident Holder generally will realize a capital loss equal to the Resident Holder's adjusted cost base of such Warrant. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading "Capital Gains and Capital Losses".

Dividends

        Dividends received or deemed to be received on the Shares will be included in computing a Resident Holder's income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of "taxable dividends" received from "taxable Canadian corporations" (as defined in the Tax Act). An enhanced dividend tax credit will be available to individuals in respect of "eligible dividends" designated by the Company to the Resident Holder in accordance with the provisions of the Tax Act.

        Dividends received or deemed to be received by a corporation that is a Resident Holder on the Shares must be included in computing its income but generally will be deductible in computing its taxable income. A Resident Holder that is a "private corporations" (as defined in the Tax Act) and certain other corporations controlled by or for the benefit of an individual (other than a trust) or related group of individuals (other than trusts) generally will be liable to pay a 33 1/3% refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Shares to the extent such dividends are deductible in computing taxable income. This refundable tax generally will be refunded to a corporate Resident Holder at the rate of $1.00 for $3.00 of taxable dividends paid while it is a private corporation.

Dispositions of Shares and Warrants

        Upon a disposition (or a deemed disposition) of a Share or a Warrant (other than on the exercise thereof), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such security, as applicable, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such security, as applicable, to the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading "Capital Gains and Capital Losses".

Capital Gains and Capital Losses

        Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a taxation year from taxable capital gains realized in the year by such Resident Holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

        The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such shares or shares substituted for such shares to the extent and in the circumstance specified by the Tax Act. Similar rules may apply where a Offered Share or a Warrant Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

        A Resident Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) also may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include taxable capital gains. This refundable tax generally will be refunded to a corporate Resident Holder at the rate of $1.00 for $3.00 of taxable dividends paid while it is a private corporation.

Minimum Tax

        Capital gains realized and dividends received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to minimum tax under the Tax Act.

Non-Resident Holders

        The following section of this summary is generally applicable to Holders ("Non-Resident Holders") who (i) for the purposes of the Tax Act, have not been and will not be deemed to be resident in Canada at any time while they hold the Shares or Warrants; and (ii) do not use or hold the Shares or Warrants in carrying on a business in Canada. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. This summary does not apply to a Non-Resident Holder that is subject to the proposed "treaty shopping" rule contained in the 2014 Canadian federal budget released on February 11, 2014. Such Holders should consult their own tax advisors.

Dividends

        Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Canada-United States Income Tax Convention (1980) (the "Treaty") as amended, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty and entitled to benefits under the Treaty (a "U.S. Holder") is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company's voting shares). Non-Resident Holders should consult their own tax advisors.

Dispositions of Shares and Warrants

        A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Share or a Warrant, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Share or Warrant constitutes "taxable Canadian property" to the Non-Resident Holder thereof for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty.

        Provided the Shares are listed on a "designated stock exchange", as defined in the Tax Act (which includes the TSX), at the time of disposition, the Shares and Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, partnerships in which the Non-Resident Holder or such non-arm's length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Non-Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the shares of the Company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, a Share or Warrant may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act.

        A Non-Resident Holder's capital gain (or capital loss) in respect of Shares or Warrants that constitute or are deemed to constitute taxable Canadian property (and are not "treaty-protected property" as defined in the Tax Act) will generally be computed in the manner described above under the subheading "Resident Holders — Dispositions of Shares and Warrants".

        Non-Resident Holders whose Shares or Warrants are taxable Canadian property should consult their own tax advisors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Units acquired pursuant to this Offering, the acquisition, ownership, and disposition of Offered Shares acquired as part of the Units, the exercise, disposition, and lapse of Warrants acquired as part of the Units, and the acquisition, ownership, and disposition of Warrant Shares received upon exercise of the Warrants.

        This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Units pursuant to this Offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Units, Offered Shares, Warrants, and Warrant Shares.

        No opinion from legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the US. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, U.S. court decisions and the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

        For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Units, Offered Shares, Warrants or Warrant Shares acquired pursuant to this document that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the U.S.;

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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Non-U.S. Holders

        For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Units, Offered Shares, Warrants or Warrant Shares that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

        This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders: (a) that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) that are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) that have a "functional currency" other than the U.S. dollar; (e) that own Units, Offered Shares, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) that acquired Units, Offered Shares, Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) that hold Units, Offered Shares, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) that are partnerships and other pass-through entities (and investors in such partnerships and entities); or (i) that own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the Company's outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S. subject to Section 877 of the Code, (b) persons (as defined below) that have been, are, or will be a resident or are deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Units, Offered Shares, Warrants or Warrant Shares in connection with carrying on a business in Canada; (d) persons whose Units, Offered Shares, Warrants or Warrant Shares constitute "taxable Canadian property" under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Units, Offered Shares, Warrants or Warrant Shares.

        If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Units, Offered Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

Tax Consequences Not Addressed

        This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Units

        For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Unit will be treated as the acquisition of a "unit" consisting of two components: a component consisting of one Offered Share and a component consisting of one-half of one Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Unit will establish a U.S. Holder's initial tax basis for U.S. federal income tax purposes in the Offered Share and one-half of one Warrant that comprise each Unit.

        For this purpose, the Company will allocate $1.49 of the purchase price for the Unit to the Offered Share and $0.06 of the purchase price for each Unit to one-half of one Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Units.

Passive Foreign Investment Company Rules

        If the Company is considered a PFIC at any time during a U.S. Holder's holding period, the following sections will generally describe the U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants or Warrant Shares.

        The Company believes that it was classified as a PFIC during the tax year ended December 31, 2013, and based on current business plans and financial expectations, the Company expects that it may be a PFIC for the current and future taxable years. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by the Company (or by one of the Company's subsidiaries). Each U.S. Holder should consult its own tax advisor regarding the Company's status as a PFIC and the PFIC status of each of non-U.S. subsidiaries of the Company.

        In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

        The Company generally will be a PFIC for any tax year in which (a) 75% or more of the gross income of the Company for such tax year is passive income or (the "PFIC income test") (b) 50% or more of the value of the assets of the Company either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "PFIC asset test"). "Gross income" generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

        For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, "passive income" does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

        In addition, under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any of the Company's subsidiaries which are also a PFIC (a "Subsidiary PFIC"), and will be subject to U.S. federal income tax on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC.

Default PFIC Rules Under Section 1291 of the Code

        If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the purchase of Units and the acquisition, ownership, and disposition of Offered Shares, Warrants and Warrant Shares will depend on whether such U.S. Holder makes a QEF Election or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to Offered Shares or Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a "Non-Electing U.S. Holder") will be taxable as described below.

        A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Offered Shares, Warrants and Warrant Shares and (b) any excess distribution received on the Offered Shares and Warrant Shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the Offered Shares and Warrant Shares, if shorter).

        Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Shares, Warrants and Warrant Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Offered Shares and Warrant Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the Offered Shares or Warrant Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

        If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Offered Shares, Warrant Shares or Warrants, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Offered Shares and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Offered Shares and Warrant Shares were sold on the last day of the last tax year for which the Company was a PFIC. No such election, however, may be made with respect to Warrants.

        Under proposed Treasury Regulations, if a U.S. holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Units or the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the Units. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares and Offered Shares under the PFIC rules and the applicable elections differently.

        If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

QEF Election

        A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Offered Shares begins, generally, will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Offered Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the Company's net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company's ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

        A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the Offered Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Offered Shares.

        The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the Offered Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

        A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

        As discussed above, under proposed Treasury Regulations, if a U.S. holder has an option, warrant or other right to acquire stock of a PFIC (such as the Units or the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

        Consequently, if a U.S. Holder of Offered Shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder's Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder elects in the tax year in which such Warrant Shares are received to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value on the date such U.S. Holder acquired them by exercising the corresponding Warrant. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Units, Offered Shares, Warrants, and Warrant Shares.

        The Company: (a) will use commercially reasonable efforts to make available to U.S. Holders, upon their written request after the end of a tax year, information as to its status as a PFIC, and (b) for each year in which the Company is a PFIC, provide to a U.S. Holder, upon written request, all information and documentation that a U.S. Holder making a QEF Election with respect to the Company is required to obtain for U.S. federal income tax purposes. The Company may elect to provide such information on its website at http://www.rubiconminerals.com. However, U.S. Holders should be aware that the Company can provide no assurances that it will provide any such information relating to any Subsidiary PFIC. Because the Company may own shares in one or more Subsidiary PFICs at any time, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain the required information. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

Mark-to-Market Election

        A U.S. Holder may make a Mark-to-Market Election only if the Offered Shares and Warrant Shares are marketable stock. The Offered Shares and Warrant Shares generally will be "marketable stock" if the Offered Shares and Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Offered Shares and Warrant Shares are "regularly traded" as described in the preceding sentence, the Offered Shares and Warrant Shares are expected to be marketable stock.

        A U.S. Holder that makes a Mark-to-Market Election with respect to its Offered Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Offered Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the Offered Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares.

        Any Mark-to-Market Election made by a U.S. Holder for the Offered Shares will also apply to such U.S. Holder's Warrant Shares. As a result, if a Market-to-Market Election has been made by a U.S. Holder with respect to Offered Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because a U.S. Holder's holding period for Warrant Shares includes the period during which such U.S. Holder held the Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder's holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Units. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

        A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares and any Warrant Shares, as of the close of such tax year over (b) such U.S. Holder's tax basis in the Offered Shares and any Warrant Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder's adjusted tax basis in the Offered Shares and any Warrant Shares, over (ii) the fair market value of such Offered Shares and any Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

        A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the Offered Shares and Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Offered Shares and Warrant Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

        A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares and Warrant Shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

        Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Offered Shares and Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC.

Other PFIC Rules

        Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Offered Shares and Warrant Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Offered Shares, Warrants, or Warrant Shares are transferred. In addition, these proposed Treasury Regulations are subject to the same uncertainties described above with respect to the proposed Treasury Regulations applicable to options, warrant or other rights to acquire stock of a PFIC.

        Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses Offered Shares, Warrants or Warrant Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Offered Shares, Warrants or Warrant Shares.

        In addition, a U.S. Holder who acquires Offered Shares, Warrants or Warrant Shares from a decedent will not receive a "step up" in tax basis of such Offered Shares, Warrants or Warrant Shares to fair market value.

        Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

        The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

Exercise of Warrants

        A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder's initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder's tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. If, as anticipated, the Company is a PFIC, a U.S. Holder's holding period for the Warrant Share should begin on the date on which such U.S. Holder acquired its Units.

Disposition of Warrants

        A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in the Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

        Subject to the PFIC rules discussed above, upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder's tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

        Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in the "earnings and profits" or the Company's assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by the Company at "U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares — Distributions on Offered Shares and Warrant Shares" below).

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares

        The following discussion is subject to the rules described above under the heading "U.S. Federal Income Tax Consequences of the Acquisition of Units — Passive Foreign Investment Company Rules."

Distributions on Offered Shares and Warrant Shares

        Subject to the PFIC rules discussed above, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Offered Shares or Warrant Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company's current or accumulated "earnings and profits", as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Offered Shares or Warrant Shares and thereafter as gain from the sale or exchange of such Offered Shares or Warrant Shares (see "U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Distribution of Offered Shares and Warrant Shares — Sale or Other Taxable Disposition of Offered Shares and/or Warrant Shares" below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by the Company with respect to the Offered Shares or Warrant Share will constitute ordinary dividend income. Dividends received on Offered Shares or Warrant Shares generally will not be eligible for the "dividends received deduction." Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Offered Shares and/or Warrant Shares

        Subject to the PFIC rules discussed above, upon the sale or other taxable disposition of Offered Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such Offered Shares or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Offered Shares or Warrant Shares have been held for more than one year.

        Gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Offered Shares or Warrant Shares generally will be treated as "U.S. source" for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is reclassified as "foreign source" under the Canada-U.S. Tax Convention and such U.S. Holder elects to treat such gain or loss as "foreign source" (see more detailed discussion at "U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares — Foreign Tax Credit" below). Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

        The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Offered Shares, Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

        Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares or Warrant Shares (or with respect to any deemed dividend on the Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

        Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Offered Shares, Warrant Shares or Warrants that is treated as a "dividend" may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

        Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on "net investment income" including, among other things, dividends and net gain from dispositions of property (other than property held in certain trades or businesses). U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Offered Shares, Warrants and Warrant Shares.

Information Reporting; Backup Withholding Tax

        Under U.S. federal income tax law certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Offered Shares, Warrants, and Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

        Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Offered Shares and Warrant Shares generally may be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

        The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

        THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES, WARRANTS AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

 LEGAL MATTERS

        The matters referred to under "Eligibility for Investment", "Certain Canadian Federal Income Tax Considerations" and certain Canadian legal matters relating to this Offering will be passed upon by Davis LLP on behalf of the Company and Cassels Brock & Blackwell LLP on behalf of the Underwriters. Certain U.S. legal matters relating to this Offering will be passed upon by Dorsey & Whitney LLP on behalf of the Company and Skadden, Arps, Slate, Meagher & Flom LLP on behalf of the Underwriters.

        As at the date hereof, the designated professionals (within the meaning of Form 51-102F2 Annual Information Form) as a group, of each of Davis LLP and Cassels Brock & Blackwell LLP, own less than 1% of the issued and outstanding Common Shares.

INTEREST OF EXPERTS

        The Technical Report was prepared by SRK. Individual authors of the Technical Report are Sébastien Bernier, P. Geo., Glen Cole, P. Geo., Dan Hewitt, P. Eng., Stephen Taylor, P. Eng., and Pierre Roy, P. Eng. (collectively, the "QPs"). All of the QPs are qualified persons within the meaning of NI 43-101. The Technical Report summarizes all exploration work completed on the Phoenix Gold Property to October 31, 2012.

        Terry Bursey, P. Geo., former Regional Exploration Manager of the Company, is a qualified person within the meaning of NI 43-101 who has prepared, supervised the preparation of, reviewed and approved the scientific and technical information on the Company's Red Lake properties through 2011 and contained in the AIF, MD&A in respect of the Interim Financial Statements, and under the heading "Recent Developments" herein.

        Matthew Wunder, P. Geo., former Vice President — Exploration of the Company, is a qualified person within the meaning of NI 43-101 who has prepared, supervised the preparation of, reviewed and approved the scientific and technical information on the Company's Red Lake properties from January 2012 to December 2013 and contained in the AIF, MD&A in respect of the Annual Financial Statements and the Interim Financial Statements, and under the heading "Recent Developments" herein.

        Michael A. Lalonde, P. Eng., President and CEO of the Company, is a qualified person within the meaning of NI 43-101 and an employee of the Company. Mr. Lalonde supervised the Phoenix Gold Project site operations described in a news release dated January 28, 2013, which was the subject of the material change report dated and filed on January 31, 2013 and incorporated by reference herein.

        Daniel Labine, P. Eng., Vice President — Operations of the Company, is a qualified person within the meaning of NI 43-101 and an employee of the Company. Mr. Labine has prepared, reviewed and verified the disclosure in the "Use of Proceeds" section of this short form prospectus and is responsible for the Phoenix Gold Project construction and development described in a news release dated June 25, 2013, which was the subject of the material change report dated and filed on July 2, 2013 and incorporated by reference herein. Mr. Labine also read and approved the contents of a news release dated February 11, 2014, which was the subject of the material change report dated and filed on February 14, 2014 and incorporated by reference herein.

        Mark Ross, B.Sc., P. Geo., Chief Mine Geologist for the Company, is a qualified person within the meaning of NI 43-101 and an employee of the Company. Together with Mr. Labine, Mr. Ross read and approved the contents of a news release dated February 11, 2014, which was the subject of the material change report dated and filed on February 14, 2014 and incorporated by reference herein.

        To the best of the Company's knowledge, none of SRK, SRK's designated professionals or the QPs, held any registered or beneficial interest, direct or indirect, in any securities or other property of the Company or of any of the Company's associates or affiliates when the above-noted Technical Report was prepared, and no securities or other property of the Company or of any of the Company's associates or affiliates were subsequently received or are to be received by such experts. Terry Bursey, Matthew Wunder, Michael A. Lalonde, Daniel Labine and Mark Ross each currently holds 255,000, 770,000, 1,555,000, 200,000 and no Company stock options, respectively, and a number of Common Shares representing less than 1% of the issued and outstanding Common Shares as at the date of this short form prospectus.

        PricewaterhouseCoopers LLP, Chartered Accountants, are the auditors of the Company and have performed the audit in respect of the Annual Financial Statements. PricewaterhouseCoopers LLP advises it is independent of the Company in accordance with the rules of professional conduct of the Institute of Chartered Accountants of British Columbia.

        De Visser Gray LLP, independent chartered accountants, were previously the auditors of the Company and had performed the audit in respect of the 2011 annual financial statements, which form part of the Annual Financial Statements. De Visser Gray LLP advises it is independent of the Company in accordance with the rules of professional conduct of the Institute of Chartered Accountants of British Columbia.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Business Corporations Act

        The Business Corporations Act (British Columbia) ("BCBCA") provides that a company may:

  •
  indemnify an eligible party against all eligible penalties, which include judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and/or

  •
  after the final disposition of an eligible proceeding, pay the expenses (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

        However, after the final disposition of an eligible proceeding, a company is required to pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party has not been reimbursed for those expenses, and is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

        For the purpose of the BCBCA, an "eligible party", in relation to a company, means an individual who:

  •
  is or was a director or officer of the company;

  •
  is or was a director of another corporation at the time when the corporation is or was an affiliate of the company, or at the request of the company; or

  •
  at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

        An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

        Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party:

  •
  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  •
  if the indemnity or payment is made otherwise than under an earlier agreement and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  •
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; and

  •
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

        Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or an associated corporation, the company must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of the proceeding.

        Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

  •
  order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  •
  order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  •
  order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

  •
  order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

  •
  make any other order the court considers appropriate.

        The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of Registrant

        The Registrant's articles provide that, subject to the prohibitions in Section 163 of the BCBCA, and to the full extent permitted by the Act, the Registrant will indemnify each eligible party against all eligible penalties to which the eligible person is or may be liable, and the Registrant, after the final disposition of an eligible proceeding, will pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Pursuant to the Registrant's articles, each director, officer, former director or officer and alternate director is deemed to have contracted with the Registrant on the aforementioned terms.

        The Registrant's articles further provide that the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant's articles does not invalidate any indemnity to which he or she is entitled under the Registrant's articles.

        The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of an eligible party (or the heirs and legal personal representatives of the eligible party) against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

 EXHIBITS

Exhibit	Description
4.1

Annual information form of the Registrant dated March 12, 2013 (incorporated by reference to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013)

4.2

Audited consolidated financial statements, including the notes thereto and the auditor's report thereon, as at and for the fiscal year ended December 31, 2012 (incorporated by reference to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013)

4.3

Management's discussion and analysis of the Registrant for the year ended December 31, 2012 (incorporated by reference to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013)

4.4

Management information circular of the Registrant dated May 13, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on May 12, 2013)

4.5

Unaudited interim consolidated financial statements of the Registrant as at and for the three and nine month periods ended September 30, 2013, including the notes thereto (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on November 12, 2013)

4.6

Management's discussion and analysis of the Registrant for the nine months ended September 30, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on November 12, 2013)

4.7

Material change report of the Registrant dated January 9, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on January 10, 2013)

4.8

Material change report of the Registrant dated January 31, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on February 1, 2013)

4.9	Material change report of the Registrant dated July 2, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on July 2, 2013)
4.10	Material change report of the Registrant dated October 3, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on October 4, 2013)
4.11

Material change report of the Registrant dated February 11, 2014 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on February 18, 2014)

5.1	Consent of Pricewaterhouse Coopers LLP
5.2	Consent of DeVisser Gray LLP
5.3*	Consent of Davis LLP
5.4*	Consent of Cassels Brock & Blackwell LLP
5.5**	Consent of SRK Consulting (Canada) LLP
5.6**	Consent of T. Bursey
5.7**	Consent of D. Labine

Exhibit	Description
5.8**	Consent of M. Lalonde
5.9**	Consent of M. Ross
5.10**	Consent of P. Roy
5.11**	Consent of M. Wunder
6.1*	Powers of Attorney
7.1**	Form of Warrant Indenture

*
Previously filed

**
To be filed by amendment

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

  (a)
  The Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 20th day of February, 2014.

RUBICON MINERALS CORPORATION
By:	/s/ MICHAEL A. LALONDE
	Name:	Michael A. Lalonde
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ MICHAEL A. LALONDE Michael A. Lalonde		President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2014
/s/ NICHOLAS J. NIKOLAKAKIS Nicholas J. Nikolakakis		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 20, 2014
* David W. Adamson		Director	February 20, 2014
* Christopher J. Bradbrook		Director	February 20, 2014
* David R. Reid		Director	February 20, 2014
* Julian Kemp		Director	February 20, 2014

* Bruce A. Thomas		Director	February 20, 2014
* Peter Rowlandson		Director	February 20, 2014
* Michael D. Winship		Director	February 20, 2014

*By:	/s/ MICHAEL A. LALONDE Michael A. Lalonde Attorney- in- fact

III-2

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on this 20th day of February, 2014.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

III-3

 EXHIBIT INDEX

Exhibit	Description
4.1

Annual information form of the Registrant dated March 12, 2013 (incorporated by reference to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013)

4.2

Audited consolidated financial statements, including the notes thereto and the auditor's report thereon, as at and for the fiscal year ended December 31, 2012 (incorporated by reference to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013)

4.3

Management's discussion and analysis of the Registrant for the year ended December 31, 2012 (incorporated by reference to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013)

4.4

Management information circular of the Registrant dated May 13, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on May 12, 2013)

4.5

Unaudited interim consolidated financial statements of the Registrant as at and for the three and nine month periods ended September 30, 2013, including the notes thereto (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on November 12, 2013)

4.6

Management's discussion and analysis of the Registrant for the nine months ended September 30, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on November 12, 2013)

4.7

Material change report of the Registrant dated January 9, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on January 10, 2013)

4.8

Material change report of the Registrant dated January 31, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on February 1, 2013)

4.9	Material change report of the Registrant dated July 2, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on July 2, 2013)
4.10	Material change report of the Registrant dated October 3, 2013 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on October 4, 2013)
4.11

Material change report of the Registrant dated February 11, 2014 (incorporated by reference to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on February 18, 2014)

5.1	Consent of Pricewaterhouse Coopers LLP
5.2	Consent of DeVisser Gray LLP
5.3*	Consent of Davis LLP
5.4*	Consent of Cassels Brock & Blackwell LLP
5.5**	Consent of SRK Consulting (Canada) LLP
5.6**	Consent of T. Bursey
5.7**	Consent of D. Labine

Exhibit	Description
5.8**	Consent of M. Lalonde
5.9**	Consent of M. Ross
5.10**	Consent of P. Roy
5.11**	Consent of M. Wunder
6.1*	Powers of Attorney
7.1**	Form of Warrant Indenture

*
Previously filed

**
To be filed by amendment

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PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Investing in the Units involves significant risks. See " Risk Factors " beginning on page 17 of this short form prospectus.
Joint Book-Running Managers
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
CAUTIONARY NOTE TO UNITED STATES INVESTORS
AVAILABLE INFORMATION
ELIGIBILITY FOR INVESTMENT
DOCUMENTS INCORPORATED BY REFERENCE
ADDITIONAL INFORMATION
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
ENFORCEABILITY OF CIVIL LIABILITIES
THE COMPANY
SUMMARY DESCRIPTION OF THE BUSINESS
RECENT DEVELOPMENTS
PHOENIX GOLD PROPERTY
RISK FACTORS
CONSOLIDATED CAPITALIZATION
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES BEING DISTRIBUTED
PRIOR SALES
TRADING PRICE AND VOLUME
High and Low Prices and Volume on a Monthly Basis
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
INTEREST OF EXPERTS
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking.
  Item 2. Consent to Service of Process.
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX